Exhibit 10.9

EXECUTION VERSION

CONFIDENTIAL

MANUFACTURING LICENSE AND TECHNOLOGY TRANSFER AGREEMENT

This Manufacturing License and Technology Transfer Agreement (“Agreement”) is entered into as of July 1, 2015 (the “Execution Date”), and effective as of the Effective Date, by and between Applied Genetic Technologies Corporation, having a place of business at 11801 Research Drive, Suite D, Alachua, FL 32615 (“AGTC”) and Biogen MA Inc. (“LICENSEE”), having a place of business at 250 Binney Street, Cambridge, MA 02142.  AGTC and LICENSEE are referred to collectively hereinafter as the “Parties” and individually as a “Party”.

RECITALS

WHEREAS, AGTC has developed expertise and acquired intellectual property rights related to the design, development and manufacture of AAV Products for use in delivering gene therapeutics;

WHEREAS, simultaneously with the execution of this Agreement, the Parties are executing a Collaboration and License Agreement (the “Collaboration Agreement”) under which the technology to be transferred under this Agreement is licensed to LICENSEE for different products and uses and a Common Stock Purchase Agreement under which shares of common stock of AGTC shall be issued to LICENSEE; and

WHEREAS, LICENSEE wishes to license from AGTC intellectual property related to the design, development and manufacture of AAV Products, and AGTC wishes to license to LICENSEE such intellectual property, each on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants hereinafter set forth, AGTC and LICENSEE, intending to be legally bound, hereby agree as follows:

Article I
DEFINITIONS

For purposes of this Agreement, all capitalized terms used herein and not otherwise defined shall have the meanings set forth below:

1.1	“1934 Act” has the meaning set forth in Section 12.5.
1.2	“AAV” means adeno-associated virus.
1.3	“AAV Product” means any product containing a recombinant AAV or AAV-based vector that delivers one or more transgenes or portions thereof to a human or animal subject.
1.4	“Additional Taxes” has the meaning set forth in Section 5.8(b).

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1.5

“Affiliate” means, as of any point in time and for so long as such relationship continues to exist with respect to any Person, any other Person that controls, is controlled by or is under common control with such Person.  A Person shall be regarded as in control of another Person if it (a) owns or controls more than fifty percent (50%) of the equity securities of the subject Person entitled to vote in the election of directors (or, in the case of a Person that is not a corporation, for the election of the corresponding managing authority); provided, however, that in such circumstance, the term “Affiliate” shall not include subsidiaries or other entities in which a Person owns a majority of the ordinary voting power necessary to elect a majority of the board of directors or other governing board, but is subject to a contractual or other restriction that causes such Person to be unable to elect such majority, until such time as such restriction is no longer in effect; or (b) possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of an such Person (whether through ownership of securities or other ownership interests, by contract or otherwise).

1.6	“Agreement” has the meaning set forth in the Preamble.
1.7	“AGTC” has the meaning set forth in the Preamble.
1.8	“AGTC Indemnified Party” has the meaning set forth in Section 10.1.
1.9

“AGTC Protectable Product” means any AAV Product (a) for which AGTC or any of its Affiliates or licensees has, at the time of the Selection Response for any Gene of Interest, Developed such AAV Product at least to the point of [***] and (b) that has been disclosed to LICENSEE pursuant to Section 2.2.  Any AAV Product that meets the requirements of clause (a) but has not been disclosed to LICENSEE pursuant to Section 2.2 shall not be an AGTC Protectable Product unless and until it is so disclosed.

1.10

“AGTC Third Party Agreement” means any agreement between AGTC (or any of its Affiliates) and any Third Party pursuant to which AGTC has acquired, or, during the Term, acquires, Control of any of the [***] Manufacturing Technology, including the Existing License Agreements.

1.11	“Audited Party” has the meaning set forth in Section 5.7(a).
1.12	“Auditing Party” has the meaning set forth in Section 5.7(a).
1.13

“Available Gene of Interest” means any Gene of Interest for which AGTC has not, at the time that a Selection Request is delivered by LICENSEE, (a) already granted rights to or entered into a fully executed term sheet (which may be a non-binding term sheet) contemplating the grant of rights to a Third Party that would preclude the granting of rights to LICENSEE for such Gene of Interest as a Selected Gene to the extent contemplated by this Agreement or (b) [***] for purposes of selecting a candidate AAV [***] involving such Gene of Interest.

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1.14

“BLA” means a Biologics License Application (as defined in 21 C.F.R. 600 et. seq.), NDA, MAA or substantially similar application or submission filed with a Regulatory Authority in a country or group of countries, and any amendments thereto.

1.15	“Business Day” means a day other than a Saturday, Sunday or bank or other public holiday in New York, New York.
1.16	“Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 or December 31, for so long as this Agreement is in effect.
1.17	“Calendar Year” means any calendar year ending on December 31.
1.18

“Change of Control” means, with respect to a Party, (a) a merger or consolidation of such Party with a Third Party that results in the voting securities of such Party outstanding immediately prior thereto, or any securities into which such voting securities have been converted or exchanged, ceasing to represent more than fifty percent (50%) of the combined voting power of the surviving entity or the parent of the surviving entity immediately after such merger or consolidation, or (b) a transaction or series of related transactions in which a Third Party, together with its Affiliates, becomes the beneficial owner of more than fifty percent (50%) of the combined voting power of the outstanding securities of such Party, or (c) the sale or other transfer to a Third Party of all or substantially all of such Party’s business or assets relating to one or more Products or the [***] Manufacturing Technology.

1.19

“Clinical Trial” means a human clinical study conducted on sufficient numbers of human subjects that is designed to (a) establish that a pharmaceutical product is reasonably safe for continued testing, (b) investigate the safety and efficacy of the pharmaceutical product for its intended use, and to define warnings, precautions and adverse reactions that may be associated with the pharmaceutical product in the dosage range to be prescribed or (c) support Regulatory Approval of such pharmaceutical product or label expansion of such pharmaceutical product.  Without limiting the foregoing, Clinical Trial includes any FIH Trial or Pivotal Trial.

1.20	“Collaboration Agreement” has the meaning set forth in the Recitals.
1.21	“Collaboration Program” has the meaning set forth in the Collaboration Agreement.
1.22

“Combination Product” means (a) any single product in finished form containing as active ingredients both a Product and one or more other pharmaceutically active compounds or substances (including, for the avoidance of doubt, a transgene other than a transgene of a Selected Gene), whether co-formulated or co-packaged (i.e., within a single box or sales unit); or (b) any Product sold in combination with one or more other products (such as devices) or services for a single invoice price; or (c) any Product sold where the sale of the Product is only available with the purchase of other products or services (such other pharmaceutically active compounds or substances, or such other products or services referred to in clauses (a) through (c) hereof, the “Other Components”).

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1.23

“Commercialize” or “Commercializing” means to market, advertise, promote, distribute, offer for sale, sell, have sold, import, lease, export or otherwise commercialize a product, to conduct activities, other than Development and Manufacturing, in preparation for the foregoing activities, and to conduct post-approval studies. When used as a noun, “Commercialization” shall mean any and all activities involved in Commercializing.

1.24

“Commercially Reasonable Efforts” means, with respect to each Party, the efforts and resources typically used by biotechnology or biopharmaceutical companies similar in size and scope to such Party and its Affiliates to perform the obligation at issue, which efforts shall not be less than those efforts made with respect to other products at a similar stage of development or in a similar stage of product life, with similar developmental risk profiles, of similar market and commercial potential, taking into account the competitiveness of the market place, the proprietary position of the products, the regulatory structure involved, Regulatory Authority-approved labeling, product profile, the profitability of the applicable products (taking into account payments under this Agreement), issues of safety and efficacy, the likely timing of the product’s entry into the market, the likelihood of receiving Regulatory Approval and other relevant scientific, technical and commercial factors.

1.25	“Competing Program” means any program involving the Development or Commercialization of an AAV Product [***] as an AGTC Protectable Product.
1.26	“Competitive Infringement” has the meaning set forth in Section 8.6(b).
1.27

“Confidential Information” means, with respect to each Party, all Know-How or other information, including proprietary information (whether or not patentable) regarding or embodying such Party’s technology, products, business information or objectives, that is communicated in any way or form by or on behalf of the Disclosing Party to the Receiving Party or its permitted recipients, on or after the Effective Date of this Agreement, whether or not such Know-How or other information is identified as confidential at the time of disclosure, provided that Know-How or other information not identified as confidential by or on behalf of the Disclosing Party shall be deemed to be Confidential Information of the Disclosing Party if the Receiving Party knows, or should have had a reasonable expectation, that such Know-How or other information communicated by or on behalf of the Disclosing Party is Confidential Information of the Disclosing Party. The terms and conditions of this Agreement shall be considered Confidential Information of both Parties.  Notwithstanding any provision of this Section 1.27 to the contrary, Confidential Information does not include any (a) Joint Know-How or (b) Know-How or information that: (i) was already known by the Receiving Party (other than under an obligation of confidentiality to the Disclosing Party) at the time of disclosure by or on behalf of the Disclosing Party; (ii) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party; (iii) became generally available to the public or otherwise part of the public domain after its disclosure to the Receiving Party, other than through any act or omission of the Receiving Party in breach of its obligations under this Agreement; (iv) was disclosed to the Receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation not to disclose such information to the Receiving Party; or (v) was independently discovered or

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developed by or on behalf of the Receiving Party without the use of or access to any Confidential Information belonging to the Disclosing Party.
1.28	“Consented Gene” has the meaning set forth in Section 2.4.
1.29	“Continuing Party” has the meaning set forth in Section 8.5(b).
1.30

“Control” or “Controlled” means with respect to any intellectual property right (including any Patent Right, Know-How or other data, information or Materials), possession of the ability (whether by sole or joint ownership, license or otherwise, other than pursuant to the license grants under this Agreement) to grant, without violating the terms of any agreement with a Third Party, a license, access or other right in, to or under such intellectual property right.  Notwithstanding anything in this Agreement to the contrary, a Party shall be deemed to not Control any Patent Rights or Know-How that are owned or controlled by a Third Party described in the definition of “Change of Control”, or such Third Party’s Affiliates, (a) prior to the closing of such Change of Control, except to the extent that any such Patent Rights or Know-How were developed prior to such Change of Control through the use of such Party’s technology, or (b) after such Change of Control to the extent that such Patent Rights or Know-How are developed or conceived by such Third Party or its Affiliates (other than such Party) after such Change of Control without using or incorporating or having access to such Party’s technology.

1.31

“Cost of Goods Sold” means, as to each Product, the fully burdened cost of such Product in final therapeutic form.  The fully burdened cost of each Product will be determined in accordance with U.S. GAAP as applied by the Party performing or contracting for each stage of the Manufacturing process and will include direct labor, material, product testing costs and allocable overhead.

1.32	“Cost Share Product” has the meaning set forth in the Collaboration Agreement.
1.33

“Cover,” “Covering” or “Covers” means, as to a product and Patent Rights, that, in the absence of a license granted under, or ownership of, such Patent Rights, the making, using, selling, offering for sale or importation of such product would infringe such Patent Rights or, as to a pending claim included in such Patent Rights, the making, using, selling, offering for sale or importation of such product would infringe such Patent Rights if such pending claim were to issue in an issued patent without modification.

1.34	“Declining Party” has the meaning set forth in Section 8.5(b).
1.35

“Develop” or “Developing” means to discover, research or otherwise develop a product, including conducting non-clinical and clinical research and development activities such as toxicology, pharmacology and other discovery efforts, test method development and stability testing, process development, formulation development, delivery system development, quality assurance and quality control development, statistical analysis, clinical studies (including pre-approval studies), regulatory affairs, pharmacovigilance and Regulatory Approval and clinical study regulatory activities (including regulatory

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activities directed to obtaining pricing and reimbursement approvals). When used as a noun, “Development” shall mean any and all activities involved in Developing.
1.36	“Disclosing Party” has the meaning set forth in Section 12.1.
1.37

“Distributor” means any Third Party which purchases its requirements for Product in a country from LICENSEE or its Affiliates or Sublicensees and is appointed as a distributor to distribute, market and resell such Product in such country, even if such Third Party is granted ancillary rights to develop, package or obtain regulatory approvals of such Product in order to distribute, market or sell such Product in such country.

1.38	“Dollar” means the United States Dollar.
1.39	“Effective Date” means the Effective Date of the Collaboration Agreement (as defined therein).
1.40	“Event Milestone Payment” has the meaning set forth in Section 5.2.
1.41	“Execution Date” has the meaning set forth in the Preamble.
1.42	“Existing License Agreements” means those certain license agreements as may be amended from time to time listed on Schedule 1.42.
1.43	“Existing Licensors” means the licensors under the Existing License Agreements.
1.44	“FD&C Act” means the United States Federal Food, Drug, and Cosmetic Act, as amended, and the rules and regulations promulgated thereunder
1.45	“FDA” means the United States Food and Drug Administration or any successor agency thereto.

1.46“Field” means the diagnosis, treatment or prevention of disease in humans or animals in any and all indications.

1.47	“FIH Trial” means, with respect to a Product, the first Clinical Trial of such Product.
1.48

“First Commercial Sale” means, with respect to any Product and with respect to any country of the Territory, the first sale of such Product by LICENSEE or an Affiliate or Sublicensee of LICENSEE to a Third Party in such country after such Product has been granted Regulatory Approval by the appropriate Regulatory Authority(ies) for Commercialization in such country.

1.49	“GAAP” means United States generally accepted accounting principles, consistently applied.
1.50	“Gene of Interest” means any gene target for which LICENSEE delivers a Selection Request under Section 2.1.

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1.51	“Gene Therapy Product” means any product containing a virus-based vector that delivers one or more transgenes to a human or animal subject.
1.52	“Governmental Authority” means any court, agency, department, authority or other instrumentality of any national, state, county, city or other political subdivision.
1.53	“[***]” means [***].
1.54

“[***] Agreements” means the License Agreement, dated  [***], by and between AGTC and [***], as may be further amended from time to time, and the License Agreement, dated  [***], by and between AGTC and [***], as may be further amended from time to time.

1.55	“[***] Biological Material(s)” has the meaning set forth in Section 4.4(b)(i).
1.56	“[***] Claims” has the meaning set forth in Section 10.3(d).
1.57	“[***] Indemnitees” has the meaning set forth in Section 10.3(d).
1.58	“[***] Product” has the meaning set forth in Section 4.4(b)(i).
1.59	“[***] Virus” has the meaning set forth in Section 4.4(b)(i).
1.60	“HSR Clearance Date” has the meaning set forth in the Collaboration Agreement.
1.61	“[***] Defense Election” has the meaning set forth in Section 8.7(c)(i).
1.62	“[***] Manufacturing” has the meaning set forth in Section 8.7(e).
1.63

“[***] Manufacturing Know-How” means all proprietary Know-How, other than Joint Know-How, (a) that (i) AGTC or any of its Affiliates Control as of the Execution Date or (ii) comes into the Control of AGTC or any of its Affiliates during the Term, provided that, in the case of any Know-How under this clause (ii) that comes into the Control of AGTC or its Affiliates through a license to Third Party IP Rights, LICENSEE has elected to take a sublicense to such Third Party IP Rights under Section 8.7(b)(i), (b) that relates to the production, manufacture, or expression of recombinant AAV using an [***] helper virus and (c) that is disclosed to LICENSEE.

1.64

“[***] Manufacturing Patent Right” means any Patent Right, other than a Joint Patent Right, (a) that (i) AGTC or any of its Affiliates Control as of the Execution Date or (ii) comes into the Control of AGTC or any of its Affiliates during the Term, provided that, in the case of any Patent Right under this clause (ii) that comes into the Control of AGTC or its Affiliates through a license to Third Party IP Rights, LICENSEE has elected to take a sublicense to such Third Party IP Rights under Section 8.7(b)(i) and (b) that claims or discloses any [***] Manufacturing Know-How.  Notwithstanding the foregoing, Schedule 1.64 sets forth the [***] Manufacturing Patent Rights as of the Execution Date, and will be updated on or prior to the Schedule Revision Date to include additional Patent Rights that becomes [***] Manufacturing Patent Rights after the Execution Date, if any.  In addition, Schedule 1.64 shall be updated by the Patent Representatives on a semi-annual basis to

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include additional Patent Rights that become [***] Manufacturing Patent Rights after the Schedule Revision Date, provided that any [***] Manufacturing Patent Right that is not listed on Schedule 1.64, but is otherwise described in this Section 1.64, shall still be considered an [***] Manufacturing Patent Right hereunder.

1.65	“[***] Manufacturing Technology” means the [***] Manufacturing Know-How and the [***] Manufacturing Patent Rights.
1.66

“IND” means an Investigational New Drug Application submitted under the FD&C Act, or an analogous application or filing with any analogous agency or Regulatory Authority outside of the United States under any analogous foreign Law for the purposes of obtaining permission to conduct human clinical studies.

1.67	“Indemnified Party” has the meaning set forth in Section 10.4.
1.68	“Indemnifying Party” has the meaning set forth in Section 10.4.
1.69	“Initial Licensed Product” has the meaning set forth in the Collaboration Agreement.
1.70	“Initial Licensed Program” has the meaning set forth in the Collaboration Agreement.
1.71	“Insolvency Event” has the meaning set forth in Section 13.4.
1.72	“Insolvent Party” has the meaning set forth in Section 13.4.
1.73

“Invented” means the act of invention by inventors, in accordance with statutes and regulations regarding inventorship as established under United States patent law, including case law, rules and guidelines associated therewith. “Invent” or “Invents” have correlative meanings.

1.74	“JHU” means John Hopkins University.
1.75	“JHU Inventors” has the meaning set forth in Section 10.3(c).
1.76	“Joint [***] Manufacturing Improvement Know-How” means Joint Know-How that constitutes an improvement or enhancement to the [***] Manufacturing Technology.
1.77

“Joint [***] Manufacturing Improvement Patent Right” means any Patent Right that claims or discloses any Joint [***] Manufacturing Improvement Know-How that is Invented jointly by or on behalf of (i) on the one hand, AGTC or any of its Affiliates or Sublicensees and (ii) on the other hand, LICENSEE or any of its Affiliates or Sublicensees, in each case, in the course of conducting activities under this Agreement.

1.78	“Joint [***] Manufacturing Improvement Technology” means the Joint [***] Manufacturing Improvement Know-How and the Joint [***] Manufacturing Improvement Patent Rights.

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1.79

“Joint Know-How” means Know-How that is conceived, discovered, invented, created, made or reduced to practice or tangible medium jointly by or on behalf of (i) on the one hand, AGTC or any of its Affiliates or Sublicensees and (ii) on the other hand, LICENSEE or any of its Affiliates or Sublicensees, in each case, in the course of conducting activities under this Agreement.

1.80

“Joint Patent Right” means any Patent Right that claims or discloses Know-How that is Invented jointly by or on behalf of (i) on the one hand, AGTC or any of its Affiliates or Sublicensees and (ii) on the other hand, LICENSEE or any of its Affiliates or Sublicensees, in each case, in the course of conducting activities under this Agreement.

1.81	“Joint Technology” means the Joint Know-How and the Joint Patent Rights.
1.82

“Know-How” means intellectual property, data, results, pre-clinical and clinical protocols and study data, chemical structures, chemical sequences, information, inventions, know-how, formulas, trade secrets, techniques, methods, processes, procedures and developments, whether or not patentable; except that Know-How does not include Patent Rights claiming any of the foregoing.  For clarity, “Know-How” does not include any Materials.

1.83

“Knowledge” means, with respect to AGTC, the then, actual knowledge, after inquiry of patent counsel, but without any other duty of inquiry, of the Chief Executive Officer, Chief Financial Officer, Chief Medical Officer, Chief Business Officer, Chief Scientific Officer and Senior Director – Process Development, Senior Director – Research and Pre-Clinical Studies and any other person performing substantially the same functions as any of the foregoing.

1.84	“Law” means any law, statute, rule, regulation, order, judgment or ordinance of any Governmental Authority.
1.85	“Liability” has the meaning set forth in Section 10.1.
1.86	“LICENSEE” has the meaning set forth in the Preamble.
1.87

“LICENSEE [***] Manufacturing Improvement Know-How” means any Know-How, other than Joint Know-How, that is conceived, discovered, invented, created, made or reduced to practice or tangible medium by or on behalf of LICENSEE or any of its Affiliates or Sublicensees in the course of conducting activities under this Agreement, that constitutes an improvement or enhancement to the [***] Manufacturing Know-How.

1.88

“LICENSEE [***] Manufacturing Improvement Patent Right” means any Patent Right, other than a Joint Patent Right, that claims or discloses any LICENSEE [***] Manufacturing Improvement Know-How that is Invented by or on behalf of LICENSEE or any of its Affiliates or Sublicensees in the course of conducting activities under this Agreement.

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1.89	“LICENSEE [***] Manufacturing Improvement Technology” means the LICENSEE [***] Manufacturing Improvement Know-How and the LICENSEE [***] Manufacturing Improvement Patent Rights.
1.90	“LICENSEE Indemnified Party” has the meaning set forth in Section 10.2.
1.91	“LICENSEE Patent Challenge” has the meaning set forth in Section 13.2(b).
1.92	“MAA” means a Marketing Authorization Application for the applicable Product under the centralized European procedure.
1.93	“Major EU Market Countries” means the following countries: [***].
1.94

“Manufacture” or “Manufacturing” means activities directed to making, producing, manufacturing, processing, filling, finishing, packaging, labeling, quality control testing and quality assurance release, shipping or storage of a product.

1.95	“Marketing Application” means an application, submitted to a Regulatory Authority in any jurisdiction, for Regulatory Approval required in order to Commercialize a product as a drug, including a BLA.
1.96

“Materials” means any biological or chemical materials in each case, that are necessary or useful to exploit the licenses granted to LICENSEE under this Agreement including, but not limited to, cell lines (e.g.,  parental cell lines and any non-commercially available cell lines, for example, the [***]), appropriate rep-cap-, gene of interest- and any other related [***] seed stocks, material-specific reference materials (particularly vectors, plasmids, starting constructs, and any reference plasmid or vector comprising rep2 and cap2), and platform assay reference materials including controls and reagents that are not readily available as standard commercial items.

1.97	“Milestone/Royalty Option” has the meaning set forth in the Collaboration Agreement.
1.98	“NDA” means a New Drug Application (as more fully described in 21 C.F.R. Parts 314 et seq. or its successor regulation).
1.99

“Net Sales” means, with respect to a Product in a country in the Territory, the gross amount invoiced by LICENSEE, its Affiliates or Sublicensees for the sale or other disposition of such Product in such country to Third Parties (including Distributors, wholesalers and end-users), less the following deductions:

(a)sales returns and allowances actually paid, granted or accrued on the Product, including trade, quantity, prompt pay and cash discounts and any other adjustments, including those granted on account of price adjustments or billing errors;

(b)credits or allowances given or made for rejection, recall, return or wastage replacement of, and for uncollectible amounts on, Product or for rebates or retroactive price reductions (including Medicare, Medicaid, managed care and similar types of rebates and chargebacks);

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(c)taxes, duties or other governmental charges levied on or measured by the billing amount for Product, as adjusted for rebates and refunds, including without limitation pharmaceutical excise taxes (such as those imposed on a Product by the United States Patient Protection and Affordable Care Act of 2010 and other comparable laws), but which shall not include any tax, duty, or other charge imposed on or measured by net income (however denominated) or any franchise taxes, branch profits taxes, or similar tax;

(d)charges for freight, customs and insurance directly related to the distribution of the Product and wholesaler and Distributor administration fees; and

(e)other future similar deductions, taken in the ordinary course of business or in accordance with GAAP and LICENSEE’s standard practices;

to the extent such deductions: (i) are reasonable and customary, (ii) included in the gross invoiced sales price for the Product or otherwise directly paid, allowed, accrued, or incurred by such Party, its Affiliates or Sublicensees with respect to the sale of such Product (iii) applicable and in accordance with standard allocation procedures, (iv) have not already been deducted or excluded, (v) are incurred in the ordinary course of business in type and amount consistent with good industry practice, and (vi) except with respect to the uncollectible amounts and pharmaceutical excise taxes described in subsections (b) and (c) above, are determined in accordance with, and as recorded in revenues under, GAAP.  Net Sales shall not be imputed to transfers of Product without consideration or for nominal consideration for use in any Clinical Trial, or for any bona fide charitable, compassionate use or indigent patient program purpose where Products are sold at or below Cost of Goods Sold or as a sample.  For the avoidance of doubt, in the case of any transfer of any Product between or among LICENSEE and its Affiliates or Sublicensees for resale, Net Sales shall be determined based on the sale made by such Affiliate or Sublicensee to a Third Party.

Notwithstanding the foregoing, in the event a Product is sold as a component of a Combination Product in any country in the Territory in any Calendar Quarter, Net Sales shall be calculated by multiplying the Net Sales of the Combination Product (calculated in the same manner as set forth above as if the Combination Product were a Product) in such country during such Calendar Quarter by the fraction A/(A+B), where A is the average Net Sales of the Product when sold separately in such country during such Calendar Quarter and B is the average Net Sales of the Other Components included in the Combination Product (calculated in the same manner as set forth above as if the Other Components were Product) when sold separately in such country during such Calendar Quarter.  In the event that no separate sales of the Product or any Other Components included in a Combination Product are made by LICENSEE, its Affiliates or Sublicensees in a country during a Calendar Quarter in which such Combination Product is sold in such country, the average Net Sales in the above described equation shall be replaced with reasonable good faith estimate of the fair market value, as mutually determined by the Parties, of the Product and each of the Other Components included in such Combination Product.

1.100	“Non-Disclosing Party” has the meaning set forth in Section 12.7.
1.101	“Orphan Drug Designation” means a grant by the FDA of a request for designation under Section 526 of the FD&C Act, as amended by section 2 of the Orphan Drug Act (sections

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525-528 (21 U.S.C. 360aa-360dd)) in the United States or any analogous grant by a Regulatory Authority in any other country in the Territory.
1.102

“Orphan Drug Exclusivity” means, with respect to a Product, a grant of a period of marketing exclusivity by a Regulatory Authority for such Product in connection with an Orphan Drug Designation for such Product.

1.103	“Other Components” shall have the meaning set forth in Section 1.22.
1.104

“Out-of-Pocket Costs” means, with respect to a Party, costs and expenses paid by such Party to Third Parties (or payable to Third Parties and accrued in accordance with GAAP), other than Affiliates or employees of such Party.

1.105	“Party” or “Parties” has the meaning set forth in the Preamble.
1.106	“Patent Representative” has the meaning set forth in Section 8.3(a).
1.107

“Patent Rights” means the rights and interests in and to issued patents and pending patent applications in any country, jurisdiction or region (including inventor’s certificates and utility models), including all provisionals, non-provisionals, substitutions, continuations, continuations-in-part, divisionals, renewals and all patents granted thereon, and all reissues, reexaminations, extensions, confirmations, revalidations, registrations and patents of addition thereof, including supplementary protection certificates, PCTs, pediatric exclusivity periods and any foreign equivalents to any of the foregoing.

1.108

“Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization, including a government or political subdivision or department or agency of a government.

1.109

“Pivotal Trial” means a human Clinical Trial of a Product which is intended to be sufficient for obtaining Regulatory Approval, or is according to 21 C.F.R. §312.21(c), as amended, or its equivalent, as appropriate, in foreign jurisdictions.

1.110

“Price Approval” means, in any country where a Governmental Authority authorizes reimbursement for, or approves or determines pricing for, pharmaceutical products, receipt (or, if required to make such authorization, approval or determination effective, publication) of such reimbursement authorization or pricing approval or determination (as the case may be).

1.111

“Product” means any AAV Product that delivers one or more Selected Genes (or any transgene thereof including any variant, fragment, derivative or modification thereof, in any form) and (b) with respect to which, absent the license granted to LICENSEE in Section 3.1(b), the Manufacture by LICENSEE as contemplated under this Agreement would infringe a Valid Claim of the [***] Manufacturing Patent Rights or misappropriate [***] Manufacturing Know-How.

1.112	“Receiving Party” has the meaning set forth in Section 12.1.

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1.113

“Regulatory Approval” means the technical, medical and scientific licenses, registrations, authorizations and approvals (including approvals of BLAs, supplements and amendments, pre- and post- approvals, pricing and third party reimbursement approvals, and labeling approvals) of any Regulatory Authority, necessary for the commercial manufacture, distribution, marketing, promotion, offer for sale, use, import, export or sale of a pharmaceutical product in a regulatory jurisdiction. For the sake of clarity, Regulatory Approval shall not be achieved for a Product in a country until all applicable Price Approvals and other Third Party reimbursement approvals have also been obtained by LICENSEE or its designee for such Product in such country.

1.114

“Regulatory Authority” means with respect to a country in the Territory, any national (e.g., the FDA), supra-national (e.g., the European Commission, the Council of the European Union, or the European Medicines Agency), regional, state or local regulatory agency, department, bureau, commission, council or other Governmental Authority involved in the granting of a Regulatory Approval for pharmaceutical products in such country or countries.

1.115

“Residual Knowledge” means knowledge, techniques, experience and Know-How that are (a) included in any Confidential Information owned or Controlled by the Disclosing Party and (b) retained in the unaided memory of any employee or representative of the Receiving Party as part of a body of knowledge that is not limited to such Confidential Information, after having authorized access to such Confidential Information, provided that such employee or representative has not accessed any written or electronic records or other embodiments of any Confidential Information of the Disclosing Party for use of such Confidential Information outside of this Agreement.  A person’s memory will be considered to be unaided if the person (i) has not made any effort to memorize or assist the recollection of the Confidential Information for the purpose of retaining and subsequently using or disclosing it, (ii) is not relying on the external records, documents or embodiments of the Disclosing Party’s Confidential Information, or notes taken on the foregoing and (iii) is not knowingly disclosing what such person knows to be the Confidential Information of the Disclosing Party.  In no event, however, will Residual Knowledge include any knowledge, techniques, experience and Know-How to the extent (at any time, for such time) within the scope of any Patent Right owned or Controlled by the Disclosing Party.

1.116

“Royalty Term” means with respect to any particular Product in any particular country in the Territory, the period of time beginning on the First Commercial Sale of such Product in such country and extending until the latest of (a) the expiration of the last to expire of any Valid Claim included in any [***] Manufacturing Patent Right in such country which Valid Claim Covers the Manufacture of such Product in such country; (b) the expiration or loss of Orphan Drug Exclusivity that applies to such Product in such country; or (c) the tenth (10th) anniversary of the First Commercial Sale of such Product in such country.

1.117	“Sales Milestone Payment” has the meaning set forth in Section 5.3.
1.118

“Schedule Revision Date” means the earlier of (a) the fifth (5th) day following the HSR Clearance Date and (b) the day on or after the HSR Clearance Date on which AGTC provides to LICENSEE either (i) AGTC’s supplemental or additional schedules (if any)

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pursuant to the proviso in the first sentence of Section 9.2, the agreed-upon updated schedule of [***] Manufacturing Patent Rights, if any, and a notice that no further supplemental, additional or updated schedules will be provided or (ii) instead of providing any such supplemental, additional or updated schedules, a notice that no further supplemental, additional or updated schedules will be provided.

1.119

“Selected Gene” means any of the six (6) gene targets selected by LICENSEE and confirmed by AGTC pursuant to Article II and listed on Schedule 1.119 (including any allelic or other functional variants thereof).

1.120	“Selection Confirmation” has the meaning set forth in Section 2.3.
1.121	“Selection Date” has the meaning set forth in Section 2.3.
1.122	“Selection Fee” has the meaning set forth in Section 5.1.
1.123	“Selection Request” has the meaning set forth in Section 2.1.
1.124	“Selection Response” has the meaning set forth in Section 2.2.
1.125

“Specification” means a list of tests, references to analytical procedures, and appropriate acceptance criteria which are numerical limits, ranges, or other criteria for the tests described, which establishes the set of criteria to which a drug substance, drug product, or materials at other stages of its Manufacture or with respect to other drug substances, drug products or materials should conform to be considered acceptable for its intended use.

1.126

“Sublicensee” means (i) with respect to LICENSEE or its Affiliate, a Third Party, other than a Distributor, to whom LICENSEE or its Affiliate has, directly or through multiple tiers, granted a right under the [***] Manufacturing Technology or the Joint Technology to make, use, develop, sell, offer for sale or import a Product in a country or otherwise exercise its rights or perform its obligations under this Agreement, and (ii) with respect to AGTC or its Affiliate, a Third Party, other than a Distributor, to whom AGTC or its Affiliate has, directly or through multiple tiers, granted a right under the LICENSEE [***] Manufacturing Improvement Technology or the Joint Technology to exercise its rights or perform its obligations under this Agreement.

1.127	“Sued Party” has the meaning set forth in Section 8.7(c)(i).
1.128	“Tax Authority” has the meaning set forth in Section 5.8(a).
1.129	“Technology” means Know-How and Patent Rights.
1.130	“Term” has the meaning set forth in Section 13.1.
1.131	“Territory” means all countries of the world.
1.132	“Third Party” means any Person other than LICENSEE, AGTC or their respective Affiliates.

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1.133	“Third Party IP Rights” has the meaning set forth in Section 8.7(b)(i).
1.134	“UAB” means the Board of Trustees, directors, officers, students, agents, contractors and employees of the University of Alabama at Birmingham.
1.135

“UAB Agreement” means the Non-Exclusive License Agreement with Sublicensing Terms, dated January 19, 2006, as amended March 28, 2014 and June 29, 2015, as may be further amended from time to time, by and between AGTC and UAB.

1.136	“UAB Indemnified Party” has the meaning set forth in Section 10.3(f).
1.137	“UABRF” means The UAB Research Foundation.
1.138

“UF/JHU Agreement” means the Standard Exclusive License Agreement With Sublicensing Terms (also known as Agreement A3288), dated October 7, 2003, as amended November 2004, February 25, 2009, March 30, 2010, December 17, 2013 and July 1, 2015, as may be further amended from time to time, by and among AGTC, UFRF and JHU.

1.139	“UFRF” means University of Florida Research Foundation, Inc.
1.140

“Valid Claim” means a claim of (a) an issued and unexpired patent, which claim has not been revoked or held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction, which is not appealable or has not been appealed within the time allowed for appeal, and which has not been abandoned, disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer or otherwise, or (b) a patent application for a patent that has been pending less than [***] from the earliest date on which such patent application claims priority and which claim has not been cancelled, withdrawn or abandoned or finally rejected by an administrative agency action from which no appeal can be taken.  If a claim of a patent application that ceased to be a Valid Claim due to the passage of time later issues, then it will again be a Valid Claim effective as of the issuance of such patent.

Article II
SELECTION OF SELECTED GENES

2.1During the Term, LICENSEE may request and select up to three (3) Available Genes of Interest and three (3) Consented Genes as Selected Genes under this Agreement, in accordance with the procedures and subject to the conditions set forth in this Article II. In the event LICENSEE wishes to make any such selection, LICENSEE shall submit to AGTC a written request, which request shall state the Gene of Interest (the “Selection Request”).  For the avoidance of doubt, the Selection Request and all information contained therein shall be the Confidential Information of LICENSEE.

2.2As soon as practicable following AGTC’s receipt of any Selection Request, but in any event, within fifteen (15) days of such receipt, AGTC shall notify LICENSEE if such Gene of Interest is an Available Gene of Interest or a Consented Gene (the “Selection Response”).  If such Gene of Interest is an Available Gene of Interest or a Consented Gene, AGTC may, in its sole

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discretion, list in the Selection Response any then-current products that meet the requirements of clause (a) of the definition of “AGTC Protectable Products” as set forth in Section 1.9, and no other information about such products. AGTC shall promptly notify LICENSEE if, at any time during the Term, AGTC ceases the Development and Commercialization of a product listed as an AGTC Protectable Product in any Selection Response and, effective as of such notice, such product shall cease to be an AGTC Protectable Product hereunder.  For the avoidance of doubt, the Selection Response and all information contained therein shall be the Confidential Information of AGTC.

2.3Subject to Section 2.4, LICENSEE shall have the right to select any Available Gene of Interest or Consented Gene as a Selected Gene hereunder upon notice to AGTC and payment of the Selection Fee pursuant to this Section 2.3.  Within thirty (30) days of receipt of the Selection Response confirming that the proposed gene target is an Available Gene of Interest (or, if Section 2.4 applies, confirming that such gene target is a Consented Gene), LICENSEE shall send to AGTC a confirmation notice which either notifies AGTC that LICENSEE does wish to make such selection (the “Selection Confirmation”) or notifies AGTC that LICENSEE does not wish to make such selection.  Effective immediately upon payment by LICENSEE of the Selection Fee, to be made within forty-five (45) days of the Selection Confirmation (such date of effectiveness, the “Selection Date”), (i) Schedule 1.119 shall be revised to include such Selected Gene and shall be deemed to be incorporated into and amend this Agreement as of the Selection Date, superseding the previous Schedule 1.119 and (ii) such gene specified on such revised Schedule 1.119 shall be deemed to be a Selected Gene.

2.4Notwithstanding anything to the contrary, after such time as three (3) Available Genes of Interest have been deemed Selected Genes pursuant to Section 2.3, with respect to any Selection Request for any additional Gene of Interest provided by LICENSEE under Section 2.1, AGTC may determine in its sole discretion (regardless of whether such Gene of Interest is an Available Gene of Interest) whether to consent to LICENSEE’s selection of such Gene of Interest as a Selected Gene (any such consented gene target, a “Consented Gene”).  AGTC shall inform LICENSEE of such determination in the Selection Response under Section 2.2.

2.5The right of LICENSEE to submit Selection Requests for consideration by AGTC shall continue until such time as six (6) Genes of Interest selected by LICENSEE pursuant to this Article II have become Selected Genes, and shall thereafter terminate.

2.6For clarity, any gene target that is or was the subject of a Collaboration Program under the Collaboration Agreement shall not be considered a Selected Gene under this Agreement.

Article III
LICENSES

3.1	License Grants.

(a)Non-Exclusive Research Grants to LICENSEE. Subject to the terms and conditions of this Agreement, during the Term, AGTC, on behalf of itself and its Affiliates, hereby grants to LICENSEE a non-exclusive, royalty-free, fully paid-up license in the Territory, with no

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right to grant sublicenses, under the [***] Manufacturing Technology and the Materials transferred hereunder, solely for internal, non-commercial research purposes.

(b)Commercial Grant to LICENSEE.  Subject to the terms and conditions of this Agreement, AGTC, on behalf of itself and its Affiliates, hereby grants to LICENSEE an exclusive license (exclusive even as to AGTC and its Affiliates), with the right to grant sublicenses through multiple tiers pursuant to Section 3.2, under the [***] Manufacturing Technology and the Materials transferred hereunder, to Manufacture and have Manufactured Products, and to use, have used, Develop, have Developed, Commercialize, have Commercialized, import, have imported, export and have exported such Products in the Field in the Territory.

(c)Grant to AGTC of LICENSEE [***] Manufacturing Improvement Technology.

(i)Subject to the terms and conditions of this Agreement and effective as of the Effective Date, LICENSEE, on behalf of itself and its Affiliates, hereby grants to AGTC a non-exclusive, worldwide, royalty-bearing license, with the right to grant sublicenses through multiple tiers, under the LICENSEE [***] Manufacturing Improvement Technology to Manufacture and have Manufactured Gene Therapy Products other than Products, and to use, have used, Develop, have Developed, Commercialize, have Commercialized, import, have imported, export and have exported such Gene Therapy Products.

(ii)If any Gene Therapy Product sold by AGTC, its Affiliates or Sublicensees or the Manufacture thereof by AGTC, its Affiliates or Sublicenses is Covered by a Valid Claim of a LICENSEE [***] Manufacturing Improvement Patent Right licensed to AGTC under this Section 3.1(c) in the country in which such Gene Therapy Product is made, used or sold, then on a country-by-country basis AGTC will pay to LICENSEE a royalty at a rate to be agreed upon by the Parties of up to [***] of net sales (as determined in accordance with Section 3.1(c)(iv) and calculated in accordance with Section 1.99, which definition of Net Sales shall apply mutatis mutandis to such calculation) of such Gene Therapy Product on a country-by-country and Gene Therapy Product-by-Gene Therapy Product basis, until the latest of (a) the expiration of the last to expire of any Valid Claim included in any Patent Right licensed to AGTC under this Section 3.1(c) in such country which Valid Claim Covers the Manufacture of such Gene Therapy Product in such country, (b) the expiration of all periods of Orphan Drug Exclusivity that apply to such Gene Therapy Product in such country or (c) the tenth (10th) anniversary of the First Commercial Sale of such Gene Therapy Product in such country.

(iii)Such royalties shall be paid in accordance with the provisions of Section 5.5, Section 5.8, Section 5.9 and Section 5.10, which shall apply mutatis mutandis to payments made by AGTC pursuant to this Section 3.1(c), provided, however, that if AGTC licenses or has prior to the Effective Date licensed, intellectual property rights from one or more Third Parties, in either case, which intellectual property rights are necessary or useful to, and are actually used at any time to, exercise the license under Section 3.1(c)(i), whether directly or through any AGTC Affiliate or Sublicensee, then any royalties otherwise payable to LICENSEE under Section 3.1(c)(ii) shall be reduced by [***] of the royalties paid to Third Parties pursuant to any such Third Party licenses arising out of and directly attributable and proportionately allocated to the exercise of the license under Section 3.1(c)(i), provided that in no event shall any royalty

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payable to LICENSEE under this Section 3.1(c) be reduced to less than [***] (unless the royalty rate determined under Section 3.1(c)(ii) or Section 3.1(c)(iv) is less than [***], in which case no royalty reduction will apply); provided, however, that any amounts paid under such Third Party license that are not used to reduce a payment due hereunder as a result of the foregoing limitations may be carried over to reduce subsequent payments due under this Section 3.1(c).

(iv)If the Parties are unable to agree upon the applicable royalty rate within thirty (30) days of the commencement of discussions regarding such royalty rate, then the Parties shall select a mutually agreed external neutral expert with significant and relevant experience to decide upon a commercially reasonable royalty rate of up to [***], which external neutral expert shall not have previously served as an employee of either Party or, within the two (2) years prior to the external neutral expert’s engagement by the Parties pursuant to this Section 3.1(c), as a consultant or third party expert for either Party.  The Parties shall cooperate with such external neutral expert to enable such external neutral expert to reach a decision as quickly as possible.  The decision of the external neutral expert shall be final, non-appealable and binding on the Parties.  LICENSEE and AGTC shall share equally the costs and fees of such external neutral expert regardless of the decision by the external neutral expert.

(d)Joint Technology.  Subject to the terms and conditions of this Agreement, each Party, on behalf of itself and its Affiliates, hereby grants to the other Party a non-exclusive, worldwide, royalty-free, fully paid-up, irrevocable license, with the right to grant sublicenses through multiple tiers, under its interest in the Joint Technology, to use, have used, Develop, have Developed, Manufacture, have Manufactured, Commercialize, have Commercialized, import, have imported, export and have exported products or processes, provided, however, that, until the expiration of the last-to-expire Royalty Term (for purposes of this Section 3.1(d), as defined in the Collaboration Agreement) for the Initial Licensed Products under the Collaboration Agreement (treating, for this purpose, any Cost Share Product as an Initial Licensed Product for which AGTC has exercised the Milestone/Royalty Option), or the earlier termination of the Collaboration Agreement with respect to both Initial Licensed Programs, LICENSEE may not (a) use any Joint [***] Manufacturing Improvement Technology, or (b) license, assign or transfer its interest in any Joint [***] Manufacturing Improvement Technology, to a Third Party, in each case ((a) and (b)), for use in a program involving an AAV Product [***], as demonstrated to LICENSEE through written records provided on an annual basis or more frequently as requested by LICENSEE if LICENSEE has a bona fide intent to license, assign or transfer its interest in any such Joint Technology, and AGTC will thereafter inform LICENSEE if it discontinues development activities with respect to a program previously identified by AGTC pursuant to this Section 3.1(d).

3.2Sublicenses. Subject to the restrictions set forth on Schedule 3.2, LICENSEE shall have the right to grant sublicenses through multiple tiers to one or more of its Affiliates and to one or more Sublicensees of any and all rights granted to LICENSEE under this Agreement by AGTC, provided that in no event may LICENSEE grant a sublicense, and LICENSEE shall use reasonable efforts to ensure that none of its Affiliates or their respective Sublicensees grant a sublicense, of any of the rights licensed under Section 3.1(b) with respect to a Product to any Person that, as of the date of the sublicense grant, has publicly disclosed, or otherwise disclosed to LICENSEE, that it is (i) Developing or Commercializing a product in a program that constitutes a Competing Program as of the date of the sublicense grant if at such time LICENSEE is Developing such Product or (ii) Commercializing a product in a program that constitutes a Competing Program as of

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the date of the sublicense grant if at such time LICENSEE is Commercializing such Product, in each case of (i) or (ii) without AGTC’s prior written consent, which AGTC may give in its sole discretion.  Each such sublicense shall be subject and subordinate to, and consistent with, the terms and conditions of this Agreement. The engagement of any Sublicensee in compliance with this Section 3.2 shall not relieve LICENSEE of its obligations under this Agreement.  LICENSEE shall remain responsible for actions or omissions of its Sublicensees and LICENSEE’s breaches under this Agreement that are caused by its Sublicensee’s breach of any sublicense agreement (or delay caused by such breach). LICENSEE shall provide a redacted copy of each sublicense to AGTC promptly following execution of such sublicense.

3.3Retained Rights.  AGTC shall at all times retain the unrestricted right, under all Technology and other intellectual property Controlled by AGTC, subject to any other agreements with LICENSEE or with a Third Party (i) to research and develop the [***] Manufacturing Technology itself or with Third Parties (which right, for purposes of clarity, shall not include the right to research or Develop Products in the Field), (ii) to use the [***] Manufacturing Technology for any purpose outside the Field and (iii) to use the [***] Manufacturing Technology to Develop, Manufacture or Commercialize any products in the Field other than Products.

3.4No Implied Rights.  Except as expressly provided in this Agreement, neither Party shall be deemed to have granted the other Party any license or other right with respect to any intellectual property of such Party.

3.5	Existing License Agreements.

(a)The rights granted to LICENSEE, its Affiliates or Sublicensees under this Agreement are subject and subordinate to the terms and conditions of the Existing License Agreements, including the coordination of prosecution or enforcement of Patent Rights or other intellectual property rights under the applicable agreement.

(b)LICENSEE shall be entitled to grant a sublicense under its sublicense rights in the [***] Agreements in conjunction with a license to technology owned or controlled by LICENSEE that (i) is included in or useful for the making of [***] Products and (ii) is intended to be included in or used in the manufacture of [***] Products by the Sublicensee. LICENSEE shall only be entitled to sublicense its rights under each [***] Agreement on the terms set forth in in Section 2.3 of such [***] Agreement.

(c)It is understood that the United States Government (through any of its agencies or otherwise) has funded research, [***] during the course of or under which certain of the inventions of the [***] Manufacturing Patent Rights licensed to AGTC under the UF/JHU Agreement were conceived or made. The United States Government is entitled, as a right, under the provisions of 35 U.S.C. §202-212 and applicable regulations of Title 37 of the Code of Federal Regulations, to a non-exclusive, nontransferable, irrevocable, paid-up license to practice or have practiced the inventions of such [***] Manufacturing Patent Rights for governmental purposes.  Any license under the Patent Rights in the UF/JHU Agreement granted to LICENSEE in this Agreement shall be subject to such right.

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(d)LICENSEE shall include the following provisions in any sublicense to a Sublicensee, revised as appropriate to apply to such Sublicensee as it applies to LICENSEE, to the extent such [***] Manufacturing Technology is sublicensed and to the extent such provision applies to AGTC’s licensors of such [***] Manufacturing Technology: Sections 3.5, 4.4, 5.6, 5.7, 8.10, 9.3, 9.4, 9.5, 9.6, 9.7, 10.3, 10.5, 12.6(c), 14.1, 14.8 and 14.14.  The Parties acknowledge and agree that in the event that any Technology is included in the licenses granted to LICENSEE under this Agreement pursuant to Section 8.7(b)(i), additional obligations and restrictions may need to be included in this Agreement prior to such Technology being included in such licenses.  Without limiting the foregoing, upon LICENSEE’s election to take a sublicense under Section 8.7(b)(i) to any Technology, the Parties shall update Schedule 3.2 to include any restrictions on LICENSEE’s right to sublicense such Technology.

3.6Other Programs.  AGTC understands and acknowledges that LICENSEE may have present or future initiatives or opportunities, including initiatives or opportunities with Third Parties, involving similar products, programs, technologies or processes that may compete with a product, program, technology or process covered by this Agreement.  AGTC acknowledges and agrees that nothing in this Agreement will be construed as a representation, warranty, covenant or inference that LICENSEE will not itself Develop, Manufacture or Commercialize or enter into business relationships with one or more Third Parties to Develop, Manufacture or Commercialize products, programs, technologies or processes that are similar to or that may compete with any product, program, technology or process covered by this Agreement (including products targeting a Gene of Interest or a Selected Gene), provided that LICENSEE will not use AGTC’s Confidential Information in breach of this Agreement.

Article IV

TRANSFER AND ASSISTANCE

4.1Initial Technology Transfer. Within the time periods set forth in a technology transfer plan to be agreed by the Parties within sixty (60) days after the Effective Date, AGTC shall transfer to LICENSEE at [***]’s sole expense, to the extent not already transferred to LICENSEE under the Collaboration Agreement, a true and complete copy as reasonably practicable of (a) data embodying any [***] Manufacturing Know-How, (b) other tangible embodiments of [***] Manufacturing Know-How and (c) documentation necessary or useful to evaluate the Materials including (i) data safety sheets, (ii) history (provenance) of cell lines and viral seed stocks, (iii) development reports (e.g., process development, specifications, stability data for cell and viral banks, suspension and serum-free media adaptation of cell lines, media development, viral clearance studies, and viral inactivation studies, (iv) [***]-assisted manufacturing  process development reports, risk-assessments, CQAs, CPPs, control strategies, process flow diagrams, process instructions/SOPs, (v)  all analytical characterization reports of each Material, (vi) analytical methods to characterize materials including assay development reports, specifications, and method description/SOP, (vii) reference information for any reference standards or material-specific reagents for assays for Materials, (viii) fully annotated maps for vectors and plasmids referenced in the Materials, and (ix) any environmental, product or process related risk assessments performed in relation to the Materials, in each case ((a) through (c)), that is necessary or useful to enable LICENSEE to practice its licenses and rights under this Agreement, in such format as LICENSEE may reasonably request (including by download of digital files to a secure

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website or e-room designated and controlled by LICENSEE, to which AGTC has equivalent access).

4.2Ongoing Technology Transfers.  The Parties shall conduct a transfer [***], or more frequently at such time as new material [***] Manufacturing Technology or LICENSEE [***] Manufacturing Improvement Technology, as applicable, comes into a Party’s Control, in accordance with a technology transfer plan, to transfer to the other Party (i) if the transferee Party is LICENSEE, any and all tangible Know-How within the [***] Manufacturing Technology, and (ii) if the transferee Party is AGTC, any and all tangible Know-How within the LICENSEE [***] Manufacturing Improvement Technology, in each case ((i) and (ii)), to the extent not already transferred to the transferee Party under this Agreement or the Collaboration Agreement, to the extent necessary or useful to enable LICENSEE to practice the licenses and rights under this Agreement and in such format as the transferee Party may reasonably request (including, if the transferee Party is LICENSEE, by download of digital files to a secure website or e-room designated and controlled by LICENSEE, to which AGTC has equivalent access). Further, AGTC shall make appropriate personnel available to LICENSEE at reasonable times and places, including by telephone during normal business hours, and upon reasonable prior notice for the purpose of assisting LICENSEE to understand and use the [***] Manufacturing Technology for the Development, Manufacture, Commercialization and use of Products in accordance with this Agreement. Any activities under this Section 4.2 shall be conducted at AGTC’s sole expense.

4.3Transfer of Materials. AGTC shall provide to LICENSEE the Materials to the extent not already transferred under the Collaboration Agreement.  Prior to the commencement of Manufacturing of any Product by LICENSEE, AGTC shall transfer to LICENSEE, at LICENSEE’s request, any Materials specific to such Product and reasonable quantities of Materials that are not specific to such Product that are necessary or useful to enable LICENSEE to practice its license and rights under this Agreement.  LICENSEE shall, subject to the terms and retained rights included in the Existing License Agreements as set forth in Section 4.4, have sole ownership of the Materials delivered to LICENSEE under this Section 4.3, or, if AGTC cannot transfer ownership of such Materials to LICENSEE, AGTC shall, and hereby does, transfer to LICENSEE all of AGTC’s right, title and interest in and to such Materials.  All Materials shall be used only in the fulfillment of obligations or exercise of rights under this Agreement and solely under the control of LICENSEE, shall not be used or delivered by the LICENSEE to or for the benefit of any Third Party (other than a permitted subcontractor or Sublicensee) without the prior written consent of AGTC, and, except with respect to any Materials provided by AGTC to the LICENSEE hereunder for use in a Clinical Trial, shall not be used in research or testing involving human subjects, unless expressly agreed.  All Materials supplied under this Section 4.3 are supplied “as is”, with no warranties of fitness for a particular purpose and must be used with prudence and appropriate caution in any experimental work, since not all of their characteristics may be known.  The transfer of Materials under this Section 4.3 shall be conducted at AGTC’s expense.

4.4Restrictions on Use and Transfer of Materials. Schedule 4.4 sets forth the Materials to which each of the following restrictions applies.  Upon any transfer under Section 4.3 of any Third Party Materials not listed on Schedule 4.4, AGTC will notify LICENSEE of any restrictions applicable to such Materials.

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(a)In General. LICENSEE shall, and shall direct its Affiliates and Sublicensees to, use the Materials solely in connection with exercising its rights and performing its obligations under this Agreement.  Except as expressly agreed by the Parties, LICENSEE shall not (1) reverse engineer the Materials, to the extent prohibited by an AGTC Third Party Agreement related to such Materials, (2) transfer the Materials to a Third Party, except to a permitted subcontractor or Sublicensee, (3) transfer the Materials outside of LICENSEE’s or its Affiliate’s or Sublicensee’s facilities or (4) file any patent application or claim inventorship for  Materials that are proprietary to AGTC and are provided to LICENSEE under this Article IV.  LICENSEE shall at all times, and direct its Affiliates and Sublicensees to at all times, comply with all applicable Laws regarding the use, storage and handling of the Material.

(b)[***] Biological Materials.

(i)LICENSEE acknowledges that all rights, title and interest in and to all materials scheduled in the [***] Agreements, together with all progeny, mutants, replicates and derivatives (modified or unmodified) thereof (collectively, the “[***] Biological Material(s)”) shall be owned solely and exclusively by [***].  For clarity, the [***] Biological Materials do not include (a) any virus produced by AGTC, LICENSEE, or their respective Affiliates or sublicensees through the use of the [***] Biological Materials, provided that such virus does not contain any [***] Biological Materials or any functional portion or functional fragment thereof (a “[***] Virus”) or (b) any product produced by a [***] Virus (a “[***] Product”).

(ii)LICENSEE acknowledges that AGTC is required to inform [***]’s [***] of any [***] Biological Material created by LICENSEE that is different from, and a modification to, the [***] Biological Material listed in part (a) of Schedule 4.4.  LICENSEE shall not use the [***] Biological Material other than in accordance with the rights expressly granted by the applicable [***] Agreement.  LICENSEE shall not sell or otherwise transfer any [***] Biological Material to any Affiliate or Third Party, except in connection with a sublicense granted in accordance with the provisions of this Agreement.  The [***] Biological Material shall not be used in humans.  All of the [***] Biological Material is experimental in nature and shall be used with prudence and appropriate caution since not all of their characteristics are known.  LICENSEE acknowledges that, as between AGTC and [***], all right, title and interest in and to all [***] Viruses, [***] Products, and any intellectual property applying thereto or to the production thereof, shall be owned solely and exclusively by AGTC.  For the avoidance of doubt, nothing herein prohibits or is intended to prohibit the use of the [***] Products in humans.

(iii)Except as expressly provided herein, nothing in this Agreement will be construed to confer any ownership interest, license or other rights upon LICENSEE by implication, estoppel or otherwise as to any technology, intellectual property rights, products or biological materials of [***], or any other entity, regardless of whether such technology, intellectual property rights, products or biological materials are dominant, subordinate or otherwise related to any [***] Biological Material or the other Materials listed in part (a) of Schedule 4.4.

(iv)LICENSEE shall not enter into any agreement under which LICENSEE grants to or otherwise creates in itself or any Affiliate or Third Party a security interest in any [***] Agreement or its rights under any [***] Agreement and any such security interest

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shall be null and void and of no legal effect.  This limitation shall apply to any [***] Biological Material or the other Materials listed in part (a) of Schedule 4.4.

(c)[***]. The use of any cell line listed on part (b) of Schedule 4.4 licensed under the Agreement,  [***], and as may be further amended shall be subject to the following terms: (i) LICENSEE shall only have the right to distribute and license [***] and not [***] and (ii) shall be subject to the terms and conditions included in Schedule 4.4(c), which terms and conditions allow for commercial use, despite references to “research purposes only”.

(d)UF/JHU Materials. LICENSEE acknowledges that any Materials listed on part (c) of Schedule 4.4 under the Materials Use Agreement, dated March 13, 2014 by and between the University of Florida Board of Trustees, JHU and AGTC, shall at all times remain the property of the University of Florida Board of Trustees and JHU.  With respect to such Materials, LICENSEE may transfer such Materials to its Affiliates or Third Parties to the extent necessary for said Affiliates or Third Parties to manufacture for LICENSEE (i) AAV or (ii) the raw materials and components used in connection with the preparation of AAV.  LICENSEE shall provide to AGTC written notification of the identity of any such Third Party that receives such Materials from LICENSEE along with a certification that such transfer is in compliance with this Section 4.4(d) within thirty (30) days of such transfer.

Article V
CONSIDERATION

5.1Selection Fee. For each Selected Gene listed on Schedule 1.119, LICENSEE shall pay to AGTC a non-refundable fee of  [***] (the “Selection Fee”) within forty-five (45) days after the date of the Selection Confirmation.

5.2Event Milestone Payments. In partial consideration for AGTC’s development of the [***] Manufacturing Technology and the grant of rights hereunder, LICENSEE shall pay AGTC the amounts set forth below within forty-five (45) days of the first occurrence of each event described below for the first Product with respect to each Selected Gene to achieve such event (each, an “Event Milestone Payment”).

[***]

Each of the Event Milestone Payments set forth above shall be payable one time only for each Selected Gene (regardless of the number of Products for such Selected Gene with respect to which, or the number of times with respect to any such Product, the specified event milestone occurs).  No Event Milestone Payments shall be payable for any subsequent Product for the same Selected Gene regardless of the number of such Products developed.  Notwithstanding anything to the contrary, if more than one Selected Gene is included in a single Product, each Event Milestone Payment shall be payable only once upon the first achievement by such Product of the applicable event milestone, provided that, if LICENSEE later uses any one of such Selected Genes in a separate Product, each Event Milestone Payment shall be payable again upon the first achievement by such separate Product of the applicable event milestone.  For clarification, if one Product replaces another Product in development for a given Selected Gene, such replacement Product, as

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applicable, shall only be subject to Event Milestone Payments that have not previously been triggered by one or more prior Products for such Selected Gene, as applicable.

If for any reason, with respect to a Selected Gene, (i) milestone 1 does not occur prior to the occurrence of any of the subsequent milestones (ii) milestone 2 does not occur before the occurrence of any of the subsequent milestones, (iii) milestone 3 does not occur before milestone 6, (iv) milestone 4 does not occur before milestone 7 or (v) milestone 5 does not occur before milestone 8, then upon achievement of the later event milestone, Event Milestone Payments shall be payable both for the event milestone achieved and any earlier event milestone that was bypassed.

5.3Sales Milestones Payments. In addition to the Event Milestone Payments described in Section 5.2, in consideration of the rights granted to LICENSEE hereunder, and subject to the terms and conditions of this Agreement, LICENSEE shall pay AGTC the following one-time payments (each, a “Sales Milestone Payment”) when aggregate Net Sales of all Products for a given Selected Gene, in a Calendar Year in the Territory first reach the respective thresholds indicated below:

[***]

LICENSEE shall make any Sales Milestone Payment payable with respect to a Calendar Year within sixty (60) days after the end of the applicable Calendar Quarter in which such cumulative Net Sales for such Calendar Year were achieved, and such payment shall be accompanied by a report identifying the applicable Products, the relevant countries, Net Sales of each Product for each such country, and the amount payable to AGTC under this Section 5.3.  In the event that more than one of the previously unmet sales milestones are achieved in a Calendar Year with respect to a Product for a given Selected Gene, then all of the Sales Milestone Payments corresponding to the sales milestones met in such year shall be owed to AGTC.

5.4Royalties.

(a)In consideration for the license granted to LICENSEE under Section 3.1(b), LICENSEE, on a Product-by-Product and country-by-country basis shall, during the Royalty Term for such Product, pay to AGTC a royalty on Net Sales of (a) [***] plus (b) all royalties, if any, payable to the Existing Licensors pursuant to the Existing License Agreements as a result of Net Sales hereunder; provided that, in any case, the royalties due hereunder shall not exceed [***] of Net Sales.

(b)Following expiration of the Royalty Term for any Product in a country, no further royalties shall be payable in respect of sales of such Product in such country and, thereafter the license granted to LICENSEE under Section 3.1(b) with respect to such Product in such country shall be a fully paid-up, perpetual, exclusive, irrevocable, royalty-free license.

(c)Any obligation to pay royalties under this Agreement shall be imposed only once with respect to any sale of any Product.

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(d)Subject to the provisions of Section 5.4(a), AGTC shall be solely responsible for all obligations (including any royalty or other obligations that relate to the [***] Manufacturing Technology) under the Existing License Agreements and any other agreements with Third Parties that are in effect as of the Effective Date.  Solely to the extent that LICENSEE elects to take a sublicense under Section 8.7(b)(i) under any license to Third Party IP Rights that AGTC or any of its Affiliates enters into during the Term, LICENSEE shall be responsible for any payment obligations under the applicable AGTC Third Party Agreements arising out of the Development, Manufacture, Commercialization or use of any Product, provided that any upfront payments under such AGTC Third Party Agreements shall be allocated equitably by AGTC in good faith and proportionately among the applicable Products and other relevant programs of AGTC and its Affiliates.  AGTC shall be solely responsible for all other obligations under any such AGTC Third Party Agreements.  Notwithstanding anything to the contrary, in the event that LICENSEE obtains a direct license from any licensor under an AGTC Third Party Agreement upon termination of such AGTC Third Party Agreement pursuant to Section 13.6, then, if AGTC had been paying all amounts due under such AGTC Third Party Agreement prior to such termination, any payments otherwise payable to AGTC under Section 5.4(a) with respect to a Product shall be reduced by [***] of the payments paid to Third Parties pursuant to any such Third Party licenses arising out of and directly attributable to the Development, Manufacture, Commercialization or use of such Product without any limitation described in this Section 5.4.

(e)On a country-by-country and Product-by-Product basis, any royalty otherwise payable to AGTC under this Agreement with respect to Net Sales of such Product in such country shall be reduced by [***] at any time when (a) there is no Valid Claim included in the [***] Manufacturing Patent Rights in such country that Covers the Manufacture of such Product and (b) there is no Orphan Drug Exclusivity, or Orphan Drug Exclusivity has terminated, with respect to such Product in such country.

(f)In the event that the Royalty Term for any Product extends beyond the  [***] anniversary of the First Commercial Sale of such Product solely because the Manufacture of such Product is Covered by a Valid Claim of an [***] Manufacturing Patent Right Controlled by AGTC under an AGTC Third Party Agreement that AGTC enters into during the Term, then, for the remainder of the Royalty Term, any royalty payments otherwise payable to AGTC under this Agreement with respect to such Product shall be reduced to an amount equal to [***].  Notwithstanding anything to the contrary, this Section 5.4(f) shall not apply in the event that the Manufacture of such Product is Covered by a Valid Claim of an [***] Manufacturing Patent Right Controlled by AGTC under an AGTC Third Party Agreement that AGTC enters into during the Term, but for which AGTC provided all or substantially all of the funding that contributed to the invention Covered by such Valid Claim.

5.5Reports; Payments.  Within ten (10) days of the end of each Calendar Quarter, AGTC shall deliver to LICENSEE a report setting forth the royalty rates, if any, that are payable to the Existing Licensors pursuant to the Existing License Agreements for each item of [***] Manufacturing Technology.  Within sixty (60) days of the end of each Calendar Quarter, at any time during the Term in which LICENSEE is making royalty payments to AGTC for any Products under Section 5.4, LICENSEE shall deliver to AGTC a report setting forth for the most recently completed Calendar Quarter, the following information, on a Product-by-Product, country-by-country and Territory-wide basis: (a) Net Sales of each such Product, (b) the basis for any adjustments to the

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royalty payable for the sale of any such Product and (c) the royalty due hereunder for the sale of each such Product.  No such reports shall be due for any such Product before the First Commercial Sale of such Product.  The total royalty due for the sale of all such Products during such Calendar Quarter shall be remitted at the time such report is made.

5.6Books and Records.

(a)Each Party shall maintain, consistent with its then-current internal policies and practices, and cause its Affiliates, Sublicensees, employees and subcontractors to maintain, consistent with its internal policies and applicable Law, [***], records and laboratory notebooks, inventory, purchase and invoice records and Manufacturing records with respect to the Products in sufficient detail and in a good scientific manner appropriate for (i) inclusion in filings with Regulatory Authorities, and (ii) obtaining and maintaining intellectual property rights and protections, including Patent Rights.  Such records and laboratory notebooks shall be complete and accurate in all material respects and shall fully and properly reflect all work done, data and developments made, and results achieved.  Each Party shall allow, and cause its Affiliates, Sublicensees, employees and subcontractors to allow, the other Party, to the extent necessary for such regulatory or intellectual property protection purposes, inspect or copy such records, subject to redaction by such Party.

(b)Each Party shall keep and shall cause its Affiliates and Sublicensees to keep complete and accurate books and accounts of record in connection with the sale of Products, including without limitation, sales analysis, general ledgers, financial statements, and tax returns, in each case, in accordance with GAAP and such Party’s then-current accounting procedures and in sufficient detail to permit accurate determination of all figures necessary for verification of amounts to be paid under this Agreement.  Each Party shall, and shall cause its Affiliates and Sublicensees to, maintain such records for a period of at least six (6) years after the end of the Calendar Quarter in which they were generated.

5.7	Audits.

(a)Upon reasonable advance written notice by a Party (the “Auditing Party”) and not more than once in each Calendar Year (except for cause), the other Party (the “Audited Party”) and its Affiliates shall permit, and shall use reasonable efforts to cause their Sublicensees to permit the Auditing Party or Existing Licensors (or an attorney or CPA of such licensor), or an independent certified public accounting firm of internationally recognized standing, selected by the Auditing Party and reasonably acceptable to the Audited Party, to have access during normal business hours to such of the records of the Audited Party and its Affiliates and, if applicable, their Sublicensees as may be reasonably necessary to verify the accuracy of the applicable royalty or milestone payments hereunder.  No year may be audited more than once, except for cause.  The accounting firm will enter a confidentiality agreement reasonably acceptable to the Audited Party governing the use and disclosure of the Audited Party’s information disclosed to such firm, and such firm shall disclose to the Auditing Party only whether the information provided by the Audited Party to the Auditing Party as described in clauses (a) through (b) above was accurate, and the specific details concerning any discrepancies, which information shall be Confidential Information of the Audited Party.

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(b)Unless disputed by either Party in good faith, if such accounting firm concludes that any payments paid by a Party to the other Party during the audited period were more or less than the amount actually due, the underpaying Party shall pay any additional amounts due, or the overpaid Party will refund any amounts overpaid, as applicable, in each case plus interest as set forth in Section 5.10, within forty-five (45) days after the date the written report of the accounting firm so concluding is delivered to the Parties. The written report will be binding on the Parties absent clear error. The fees charged by such accounting firm shall be paid by the Auditing Party; provided, however, that if the audit results in a payment adjustment of more than five percent (5%), then the Audited Party shall pay the reasonable fees and expenses charged by such accounting firm.  The Auditing Party shall treat all financial information disclosed by its accounting firm pursuant to this Section 5.7(b) as Confidential Information of the Audited Party for purposes of Article XII of this Agreement.

(c)In the event of a good faith dispute by either Party regarding the result of an audit made pursuant to this Section 5.7(c), the Parties shall agree in good faith on an alternative independent certified public accounting firm of internationally recognized standing to perform a second audit.  If such audit is requested by the Audited Party because the Audited Party was found by the initial audit to have underpaid and the second audit confirms that the Audited Party underpaid, then the Audited Party shall bear all costs associated with the second audit.  If such audit is requested by the Auditing Party because the Audited Party was found by the initial audit to have overpaid and the second audit confirms that the Audited Party overpaid, then the Auditing Party shall bear all costs associated with the second audit.  Notwithstanding the above, in the event that the second audit confirms the findings of the first audit, the requesting Party shall pay. No over or under payment indicated by the initial audit shall be payable in the event of a dispute until the second audit is complete and such second audit shall be binding on the Parties, with any under or over payment determined thereby, plus interest as set forth in Section 5.10, being payable within thirty (30) days after the date the written report of the accounting firm so concluding is delivered to both Parties.

5.8Taxes.

(a)Withholdings. AGTC shall provide such information and documentation to LICENSEE as are reasonably requested by LICENSEE that are necessary for LICENSEE to determine if any withholding taxes apply to any payments to be made by LICENSEE to AGTC. LICENSEE shall only make such withholding payments to the extent required by applicable Law and shall subtract such required withholding payments that are actually paid by LICENSEE to the appropriate Governmental Authority responsible for the collection of such withholding tax (such a Governmental Authority, a “Tax Authority”) from the payments due to AGTC.  For avoidance of doubt, AGTC shall not be responsible for any interest, penalties or additions to tax attributable to LICENSEE’S failure to timely make any such required withholding payments. LICENSEE shall promptly submit to AGTC appropriate proof of payment by LICENSEE to the appropriate Tax Authority of the required withholding taxes.  At the request of AGTC, LICENSEE shall give AGTC such reasonable assistance, which shall include the provision of appropriate certificates of such deductions and withholding payments made, together with other supporting documentation as may be required by the relevant Tax Authority, to enable AGTC to claim exemption from such withholding tax or to obtain a repayment thereof or a reduction thereof, and shall provide such additional documentation from time to time as is reasonably requested by AGTC in connection

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with any of the foregoing.  LICENSEE shall use commercially reasonable efforts to minimize any such withholdings.

(b)Additional Taxes. The amount of any payment to be made by LICENSEE to AGTC pursuant to this Agreement shall be increased for any sales, value added or similar taxes (any such taxes, “Additional Taxes”) required to be collected by AGTC from LICENSEE.  LICENSEE shall provide such information and documentation to AGTC as are reasonably requested by AGTC for AGTC to determine the amount of any Additional Taxes that apply to any payments to be made by LICENSEE to AGTC, and to satisfy any applicable reporting obligations related to such Additional Taxes.

(c)The Parties agree that the provisions of this Section 5.8 shall also apply to payments made by AGTC to LICENSEE, if any, under this Agreement, in which case this Section 5.8 shall be read by replacing all references to “AGTC” with “LICENSEE” and all references to “LICENSEE” WITH “AGTC.”

5.9Payment Method and Currency Conversion.  All payments to be made by a Party to the other Party hereunder shall be in immediately available funds via either a bank wire transfer, an ACH (automated clearing house) mechanism, or any other means of electronic funds transfer, at the payee Party’s election, to a bank account to be designated by the payee Party in a notice at least ten (10) days before the payment is due. All amounts payable and calculations under this Agreement shall be in United States Dollars. As applicable, Net Sales and any royalty deductions shall be translated into United States Dollars at the exchange rate used by LICENSEE for public financial accounting purposes in accordance with GAAP. If, due to restrictions or prohibitions imposed by national or international authority, payments cannot be made as provided in this Article V, the Parties shall consult with a view to finding a prompt and acceptable solution, and LICENSEE will deal with such monies as AGTC may lawfully direct.

5.10Late Payments.  If a Party does not receive payment of any sum due to it on or before the due date therefor set forth in this Agreement, simple interest shall thereafter accrue on the sum due to the Party from the due date until the date of payment at a per-annum rate of [***] over the then-current prime rate reported in The Wall Street Journal or the maximum rate allowable by applicable Laws, whichever is lower.

Article VI
DEVELOPMENT AND COMMERCIALIZATION DILIGENCE

6.1Diligence Obligations.  LICENSEE shall be responsible for all Development and Commercialization activities with respect to the Products, and for all costs and expenses associated therewith, and shall use Commercially Reasonable Efforts to Develop and Commercialize a Product with respect to each Selected Gene in the Territory.  LICENSEE shall, and shall use commercially reasonable efforts to cause its Affiliates and Sublicensees to, comply with all applicable Laws, including without limitation, obtaining all necessary licenses, permits and approvals in each region in the Territory where Commercialization activities occur.

6.2Diligence Reports.  By December 31st of each Calendar Year after selection of a Selected Gene in accordance with this Agreement, LICENSEE shall deliver to AGTC an up-to-date report

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containing summaries of the following items with respect to such Product, as applicable: (a) a status update with respect to research, pre-clinical, clinical and CMC matters for such Product and (b) the plan for Development and Commercialization activities for such Product across all relevant functions for the following year.

Article VII
REGULATORY MATTERS.

7.1Ownership of Regulatory Documentation. LICENSEE will own all INDs, Orphan Drug Designations, BLAs and related documentation submitted to any Regulatory Authority and all Regulatory Approvals with respect to the Products.

7.2Responsibilities.  LICENSEE will be solely responsible, in LICENSEE’s sole discretion, for all regulatory matters relating to the Products, including (i) overseeing, monitoring and coordinating all regulatory actions, communications and filings with, and submissions to, Regulatory Authorities with respect to the Products; (ii) interfacing, corresponding and meeting with Regulatory Authorities with respect to the Products; (iii) submitting and maintaining all regulatory filings with respect to the Products; and (iv) maintaining and submitting all records required to be maintained or required to be submitted to any Regulatory Authority with respect to the Products, provided that, if such matter would set a regulatory precedent for Specifications for the Manufacture of AAV Products during the period of time that Regulatory Approval for at least  [***] AAV Products has not been obtained by either Party or their respective Affiliates or sublicensees or  [***] years from the first Regulatory Approval achieved for such AAV Products, if earlier, then such matter may only be decided by mutual agreement of the Parties.

Article VIII
INTELLECTUAL PROPERTY

8.1Ownership of Intellectual Property.

(a)Ownership of Inventions.  Each Party shall own all right, title and interest in and to: (i) any and all inventions, developments or discoveries made solely by its or its Affiliates’ employees, agents or independent contractors in connection with their activities under this Agreement; (ii) any and all Patent Rights claiming any invention, development or discovery described in clause (i) of this Section 8.1; and (iii) any and all Know-How embodied by or in any invention, development or discovery described in clause (i) of this Section 8.1.  Inventorship shall be determined in accordance with United States patent laws.

(b)Ownership of Joint Know-How and Joint Patent Rights.  The Parties shall jointly own any Joint Technology.  Subject to the license grant under Section 3.1(b) and the Parties’ other rights and obligations under this Agreement, each Party shall be free to exploit Joint Patent Rights and Joint Know-How pursuant to the license grant set forth in Section 3.1(d), including granting a license under such Joint Technology without accounting to the other Party in accordance with Section 3.1(d).

8.2Personnel Obligations.  Each employee, agent or independent contractor (including all subcontractors) of a Party or its respective Affiliates performing work under this Agreement shall,

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prior to commencing such work, be bound by invention assignment obligations, including: (i) promptly reporting any invention, discovery, process or other intellectual property right; (ii) presently assigning to the applicable Party or Affiliate all of his or her right, title and interest in and to any invention, discovery, process or other intellectual property; (iii) cooperating in the preparation, filing, prosecution, maintenance and enforcement of any patent or patent application; and (iv) performing all acts and signing, executing, acknowledging and delivering any and all documents required for effecting the obligations and purposes of this Agreement.  It is understood and agreed that such invention assignment agreement need not reference or be specific to this Agreement.

8.3Patent Representatives.

(a)Within thirty (30) days of the Effective Date, each Party will appoint a patent representative as the point person to manage that Party’s review and comment on (a) Patent Rights being prepared, filed, prosecuted and maintained subject to the provisions in this Article VIII and (b) materials for publications, subject to the provisions in Sections 12.6 and 12.7 (the “Patent Representative”). Each Party shall be permitted to appoint a new Patent Representative upon written notice to the other Party.  The Patent Representatives will meet on a regular basis at a frequency to be agreed from time to time by the Patent Representatives, but no less than [***] per year, and will (i) determine by mutual agreement whether intellectual property arising out of activities performed under this Agreement is [***] Manufacturing Technology, Joint Technology (including Joint [***] Manufacturing Improvement Technology) or LICENSEE [***] Manufacturing Improvement Technology, (ii) determine whether any such Technology has previously been conceived, discovered, invented, created, made or reduced to practice or tangible medium in the performance of either Party’s rights or obligations under the Collaboration Agreement, (iii) determine by mutual agreement to update Schedule 1.64 and (iv) facilitate the exchange of information between the Parties in matters related to intellectual property.

(b)In the event the Patent Representatives cannot reach an agreement on any matter to be determined by the Patent Representatives pursuant to this Section 8.3 within thirty (30) days, such dispute shall be escalated to each Party’s respective Head of Manufacturing (or person performing the functions of such role, or his/her designee) for resolution.  Following such thirty (30)-day period, either Head of Manufacturing may elect to obtain an opinion on such matter from an independent outside patent counsel mutually agreed by the Patent Representatives, the costs of which shall be borne equally by the Parties.  If either Head of Manufacturing elects to obtain such an opinion, the Heads of Manufacturing shall consider such opinion, but such opinion shall not be binding on the Parties.  If the Heads of Manufacturing are unable to reach agreement with respect to such decision within fifteen (15) days of (i) the date of escalation of the dispute, if neither Head of Manufacturing elects to obtain an opinion of outside patent counsel or (ii) receipt of the opinion of outside patent counsel, if a Head of Manufacturing elects to obtain such an opinion, such dispute shall be escalated to the Chief Executive Officer of each Party (or his/her nominee), and such Chief Executive Officers (or their nominees, as applicable) will meet promptly to attempt to resolve the dispute by good faith negotiations.  In the event that such dispute is escalated to the CEOs (or their nominees, as applicable), the Heads of Manufacturing shall (x) obtain a non-binding opinion of independent outside patent counsel as set forth in this Section 8.3(b), if they have not already obtained such an opinion in accordance with this Section 8.3(b), and (y) provide such opinion to the CEOs (or their nominees, as applicable) for their consideration.

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8.4Invention Disclosure.  LICENSEE shall notify AGTC in writing within sixty (60) days of any inventions that are directly related to activities performed under this Agreement, for the sole purpose of AGTC’s compliance with reporting requirements under the Existing License Agreements and determining whether any rights to such inventions must be granted back to any Existing Licensor pursuant to the Existing License Agreements.

8.5Patent Prosecution.  Each Party shall be solely responsible for the preparation, filing prosecution and maintenance of Patent Rights owned or Controlled by such Party, subject to the following:

(a)[***] Manufacturing Patent Rights, Joint [***] Manufacturing Improvement Patent Rights and LICENSEE [***] Manufacturing Improvement Patent Rights.

(i)As between the Parties, AGTC shall, at its own expense, prepare, file, prosecute and maintain all [***] Manufacturing Patent Rights, Joint [***] Manufacturing Improvement Patent Rights and LICENSEE [***] Manufacturing Improvement Patent Rights, in all countries determined by AGTC, after consultation with LICENSEE.  AGTC shall keep LICENSEE advised on the status of the prosecution of all patent applications included within such Patent Rights and the maintenance of any issued patents included within such Patent Rights.  Further, AGTC shall consult and reasonably cooperate with LICENSEE with respect to the preparation, filing, prosecution and maintenance of such Patent Rights, including: (i) allowing LICENSEE a reasonable opportunity and reasonable time to review and comment regarding such drafts before any applicable filings are submitted to any relevant patent office or Governmental Authority; and (ii) considering in good faith any reasonable comments offered by LICENSEE in any final filings submitted by AGTC to any relevant patent office or Governmental Authority, to the extent such comments are intended to prevent any detrimental effect on the prosecution and maintenance of any Patent Rights owned or controlled by LICENSEE.

(ii)If AGTC elects not to file a patent application included in the Joint [***] Manufacturing Improvement Patent Rights or the LICENSEE [***] Manufacturing Improvement Patent Rights in any country or elects to cease the prosecution or maintenance of any such Patent Right in any country, then AGTC shall provide LICENSEE with written notice immediately, but not less than thirty (30) days before any action is required, upon the decision to not file or continue the prosecution of such patent application or maintenance of such patent.  In the event AGTC has provided notice to LICENSEE as described in the preceding sentence, AGTC shall permit LICENSEE, in LICENSEE’s sole discretion, to file or continue prosecution or maintenance of any such Patent Right in such country at LICENSEE’s expense, provided that [***], and provided, further, that, if LICENSEE has the right to file or continue prosecution or maintenance of such Patent Right, LICENSEE shall consult with AGTC with respect to the preparation, filing, prosecution and maintenance of such Patent Rights, including: (a) allowing AGTC a reasonable opportunity and reasonable time to review and comment regarding such drafts before any applicable filings are submitted to any relevant patent office or Governmental Authority, (b) reflecting any reasonable comments offered by AGTC in any final filings submitted by LICENSEE to any relevant patent office or Governmental Authority and (c) not taking any position with respect to such Patent Right that would be reasonably likely to adversely affect the scope, validity or enforceability of any of the other Patent Rights owned or Controlled by AGTC without the prior written consent of AGTC, which consent shall not be unreasonably withheld.

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(b)Other Joint Patent Rights.  In the event the Parties make any Joint Know-How (other than Joint [***] Manufacturing Improvement Know-How), the Patent Representatives shall promptly meet to discuss and determine whether to seek patent protection thereon.  LICENSEE shall have the first right, but not the obligation, to prepare, file, prosecute and maintain any Joint Patent Right (other than any Joint [***] Manufacturing Improvement Patent Right, which, for clarity, shall be governed by Section 8.5(a)) throughout the world using patent counsel selected by LICENSEE and reasonably acceptable to AGTC. LICENSEE shall give AGTC an opportunity to review the text of any application with respect to such Joint Patent Right before filing, shall consult with AGTC with respect thereto, and shall supply AGTC with a copy of the application as filed, together with notice of its filing date and serial number.  LICENSEE shall keep AGTC reasonably informed of the status of the actual and prospective patent filings (including, without limitation, the grant of any Joint Patent Rights), and shall provide advance copies of any official correspondence related to the filing, prosecution and maintenance of such patent filings. AGTC shall reimburse LICENSEE for [***] of the reasonable Out-of-Pocket Costs incurred by LICENSEE in preparing, filing, prosecuting and maintaining such Joint Patent Rights, which reimbursement will be made pursuant to invoices submitted by LICENSEE to AGTC no more often than once per Calendar Quarter.  If either Party (the “Declining Party”) at any time declines to share in the costs of filing, prosecuting and maintaining any such Joint Patent Right, on a country by country basis, the Declining Party shall provide the other Party (the “Continuing Party”) with thirty (30) days’ prior written notice to such effect, in which event, the Declining Party shall (i) have no responsibility for any expenses incurred in connection with such Joint Patent Right after the end of such thirty (30) day period and (ii) if the Continuing Party elects to continue prosecution or maintenance, the Declining Party, upon the Continuing Party’s request, shall execute such documents and perform such acts, at the Continuing Party’s expense, as may be reasonably necessary (A) to assign to the Continuing Party all of the Declining Party’s right, title and interest in and to such Joint Patent Right and (B) to permit the Continuing Party to file, prosecute and maintain such Joint Patent Right.

8.6	Enforcement of Patent Rights.

(a)Notice.  If either Party becomes aware of any potential infringement, anywhere in the world, of any issued Patent Right within the [***] Manufacturing Patent Rights, the Joint Patent Rights or the LICENSEE [***] Manufacturing Improvement Patent Rights, such Party will promptly notify the other Party in writing to that effect. Any such notice shall include any available evidence to support an allegation of infringement by such Third Party.

(b)Enforcement of [***] Manufacturing Patent Rights, Joint [***] Manufacturing Improvement Patent Rights and LICENSEE [***] Manufacturing Improvement Patent Rights.  Except as otherwise provided in this Section 8.6(b), AGTC shall have the sole right, but not the obligation, in its sole discretion to defend, take action to obtain a discontinuance of infringement or bring suit against a Third Party infringer of any [***] Manufacturing Patent Right, Joint [***] Manufacturing Improvement Patent Right or LICENSEE [***] Manufacturing Improvement Patent Right, provided that AGTC shall keep LICENSEE reasonably informed of AGTC’s strategy with respect to any such action and shall consider LICENSEE’s comments with respect to such strategy in good faith.  AGTC shall have the right to cause LICENSEE to join AGTC as a party plaintiff to any such suit, at AGTC’s expense, where such joinder is necessary for the enforcement of any such Patent Right.  In the case of a Third Party infringer developing,

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manufacturing or commercializing an AAV Product that is competitive to a Product in the same indication and targeting the same gene (a “Competitive Infringement”) of any such [***] Manufacturing Patent Right, Joint [***] Manufacturing Improvement Patent Right or LICENSEE [***] Manufacturing Improvement Patent Right, unless AGTC has notified LICENSEE that it does not wish to bring such action or does not bring such action within the period of time set by court decree, the Parties shall jointly take action to obtain a discontinuance of infringement or bring suit in a Competitive Infringement.  Alternatively, if AGTC has notified LICENSEE that it does not wish to join such action or does not join within a period of time set by court decree, LICENSEE may take such action without AGTC in which case LICENSEE shall have the right to cause AGTC to join LICENSEE as a party plaintiff in such suit, at LICENSEE’s expense, where joinder is necessary for enforcement of the Patent Right.  Each Party shall bear its own expenses in connection with any action taken by a Party pursuant to this Section 8.6(b). Any recovery obtained by AGTC as a result of any proceeding that is not a Competitive Infringement proceeding shall be retained by AGTC. Any recovery obtained by either Party as a result of any Competitive Infringement proceeding against a Third Party infringer shall be allocated as follows:

(i)such recovery shall first be used to reimburse each Party pro rata for all litigation costs in connection with such litigation paid by that Party; and

(ii)LICENSEE shall retain [***] and AGTC shall retain [***] of the remaining portion of any such recovery.

(c)Enforcement of Other Joint Patent Rights.  Except as otherwise provided in this Section 8.6(c), LICENSEE shall have the first right, but not the obligation, to take action to obtain a discontinuance of infringement or bring suit against a Third Party infringer in a Competitive Infringement of any Joint Patent Right that is not a Joint [***] Manufacturing Improvement Patent Right.  LICENSEE shall have the right to cause AGTC to join LICENSEE as a party plaintiff to any such suit, at LICENSEE’s expense, where such joinder is necessary for the enforcement of any such Joint Patent Right.  If, ninety (90) days after the date of notice given pursuant to Section 8.6(a), LICENSEE has not obtained a discontinuance of infringement of such Joint Patent Right, filed suit against any such Third Party infringer of such Joint Patent Right or provided AGTC with information and arguments demonstrating to AGTC’s reasonable satisfaction that there is insufficient basis for the allegation of such infringement of such Joint Patent Right, then AGTC shall have the right, but not the obligation, to bring suit against such Third Party infringer of such Joint Patent Right.  With respect to any infringement of a Joint Patent Right that is not a Joint [***] Manufacturing Improvement Patent Right, where such infringement is not a Competitive Infringement, the Parties shall determine by mutual agreement (a) whether to take action to obtain a discontinuance of infringement or bring suit against a Third Party infringer and (b) which Party shall take control of such action or suit.  Each Party shall bear its own expenses in connection with any action taken by a Party pursuant to this Section 8.6(c).  Any recovery obtained by either Party as a result of any such proceeding against a Third Party infringer shall be allocated as follows:

(i)Such recovery shall first be used to reimburse each Party for all litigation costs in connection with such litigation paid by that Party; and

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(ii)if the recovery arose out of a Competitive Infringement proceeding, then LICENSEE shall retain [***] and AGTC shall retain [***] of the remaining portion of any such recovery; and if the recovery arose out of any proceeding that is not a Competitive Infringement proceeding, then the Parties shall share the remaining portion of such recovery equally.

(d)Settlements. With respect to any action, suit, proceeding or claim involving a Patent Right under Section 8.6(b) (solely in the case of a Competitive Infringement) or Section 8.6(c), the enforcing Party shall not consent to the entry of any judgment or enter into any settlement with respect to such an action or suit without the prior written consent of the other Party (which consent shall not unreasonably be withheld or delayed).

(e)Cooperation.  Each Party shall cooperate (including by executing any documents required to enable the other Party to initiate such litigation) with the other Party in any suit for infringement of any such Patent Right brought by the other Party against a Third Party in accordance with this Section 8.6, and shall have the right to consult with the other Party and to participate in and be represented by independent counsel in such litigation. Neither Party shall incur any liability to the other Party as a consequence of such litigation or any unfavorable decision resulting therefrom, including any decision holding any such Patent Right invalid or unenforceable.

8.7Infringement and Third Party Licenses.

(a)Infringement of Third Party Patents.  If the exploitation of the [***] Manufacturing Technology under this Agreement by LICENSEE or any of its Affiliates or Sublicensees is alleged by a Third Party to infringe such Third Party’s Patent Rights or other intellectual property rights, the Party becoming aware of such allegation shall promptly notify the other Party.  Additionally, if either Party determines that, based upon the review of any Third Party Patent Right or other Third Party intellectual property rights, it may be desirable to obtain a license from such Third Party with respect thereto so as to avoid any potential claim of infringement by such Third Party against either Party or their respective Affiliates or Sublicensees, such Party shall promptly notify the other Party of such determination and initiate discussions to determine whether such a license is desirable.

(b)Negotiating Third Party Licenses.

(i)Either Party shall have the right to obtain a license under one or more Patent Rights or other intellectual property rights owned or controlled by a Third Party that are necessary or useful to exploit the [***] Manufacturing Technology (collectively, “Third Party IP Rights”), provided that, (a) if AGTC is the licensee, AGTC is granted a sublicensable license under such Third Party IP Rights permitting AGTC and LICENSEE and their respective Affiliates and sublicensees to practice such Third Party IP Rights in connection with the performance of any of their respective obligations or the exercise of any of their respective rights under this Agreement, under terms and conditions that, to the extent applicable to LICENSEE as a sublicensee of such Third Party IP Rights, are not more onerous in any material respect on LICENSEE than those contained in this Agreement and (b) if LICENSEE is the licensee, [***], to the extent applicable to AGTC as a sublicensee of such Third Party IP Rights, are not more

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onerous in any material respect on AGTC than those contained in this Agreement.  Upon entry into any such agreement, the contracting Party shall promptly provide a copy of such agreement to the other Party and, in the case where AGTC is the contracting Party, AGTC shall provide LICENSEE with a proposed allocation of upfront payments contemplated by Section 5.4(d).  In the case of any such agreement entered into by AGTC, LICENSEE may, but shall not be required to, at any time after LICENSEE receives such copy, elect to take a sublicense to such Third Party IP Rights by notice to AGTC, and thereafter LICENSEE’s payment obligations under Section 8.7(b)(ii) shall apply, and the Know-How and Patent Rights included in such sublicense shall thereafter be deemed [***] Manufacturing Technology.

(ii)LICENSEE shall be responsible for any payments under any such agreement that LICENSEE enters into during the Term.  Any payments under any such agreement that AGTC enters into during the Term shall be treated in accordance with the provisions of Section 5.4(d).

(c)Third Party Infringement Suit.

(i)If a Third Party sues LICENSEE or any of LICENSEE’s Affiliates or Sublicensees (each Person so sued being referred to herein as a “Sued Party”), alleging that the exploitation of the [***] Manufacturing Technology by LICENSEE or any of LICENSEE’s Affiliates or Sublicensees during the Term and pursuant to this Agreement infringe or will infringe such Third Party’s Patent Rights, then, if such suit is an indemnifiable claim under Section 10.2, such suit shall, at LICENSEE’s election, be subject to the indemnification provisions of Article X.  If LICENSEE does not seek indemnification under Section 10.2 with respect to such suit, or if such suit is not an indemnifiable claim, then, to the extent such action involves [***] Manufacturing Technology, LICENSEE shall so notify AGTC and AGTC shall have the first right, but not the obligation to defend against any such action, at its own expense and LICENSEE shall have the sole right, but not the obligation to defend the remainder of such action, provided that, if AGTC makes an [***] Defense Election, AGTC shall keep LICENSEE reasonably informed of AGTC’s strategy with respect to such action and shall consider LICENSEE’s comments with respect to such strategy in good faith.  AGTC shall notify LICENSEE within five (5) days of notice of such suit whether AGTC wishes to exercise its first right as set forth in the preceding sentence (AGTC’s election to exercise such first right, an “[***] Defense Election”).  If AGTC notifies LICENSEE that it will not make an [***] Defense Election, or if AGTC does not respond within such five (5) day period, LICENSEE shall have the sole right to defend such action, in its own name, and any such defense shall be at LICENSEE’s expense.  Upon the defending Party’s request, the other Party may, in its sole discretion, consent to join, and will join if necessary under applicable Law, in any such action at the defending Party’s expense and cooperate with the defending Party at the defending Party’s expense.  If AGTC fails to defend against any such action for which AGTC has made an [***] Defense Election, then AGTC shall provide LICENSEE with sufficient notice to enable LICENSEE to assume the defense of such action, and shall indemnify LICENSEE against any Liabilities arising from AGTC’s failure to provide such timely notice or any action or inaction that prejudices LICENSEE’s ability to defend such action.  In such event, LICENSEE shall have the right to defend such action, in its own name, and any such defense shall, subject to the preceding sentence, be at LICENSEE’s expense.

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(ii)Each Party shall reasonably cooperate in any such action at the defending Party’s expense and in connection with the defending Party’s defense of any such Third Party infringement suit, each Party shall provide reasonable assistance to the defending Party for such defense.  All activities under this Section 8.7(c) shall be conducted at the expense of the Party defending against any action pursuant to this Section 8.7(c).  In the event that more than one Party is defending against such action, the Parties shall cooperate in good faith and coordinate defense strategy.

(iii)Any recovery obtained by LICENSEE as a result of any proceeding under Section 8.7(c)(i) in which AGTC has not made an [***] Defense Election shall be retained by LICENSEE.  Any recovery obtained by AGTC as a result of any proceeding under Section 8.7(c)(i) for which AGTC has made an [***] Defense Election shall be allocated as follows:

(A)such recovery shall first be used to reimburse each Party pro rata for all litigation costs in connection with such litigation paid by that Party;

(B)AGTC shall retain the portion of the recovery allocable to the defense of the [***] Manufacturing Technology if set forth in the judgment awarded in such action and otherwise as mutually agreed by the Parties; and

(C)LICENSEE shall retain the remainder of the recovery.

(iv)With respect to any action, suit, proceeding or claim involving an [***] Manufacturing Patent Right under this Section 8.7(c), the defending Party shall not enter into a settlement with respect to such action or suit without the prior written consent of the other Party if such settlement includes an admission of culpability or infringement by such other Party or a payment obligation by such other Party, or imposes material restrictions on such other Party.

(v)In any proceeding under Section 8.7(c)(i) for which AGTC has not made an [***] Defense Election, subject to Article X, LICENSEE shall be solely responsible for any Liabilities incurred in connection with such action. In any proceeding under Section 8.7(c)(i)for which AGTC has made an [***] Defense Election, subject to Article X, AGTC shall be solely responsible for any Liabilities incurred and allocable to the [***] Manufacturing Technology if set forth in the judgment awarded in such action and otherwise as mutually agreed by the Parties.

(d)Administrative Actions by Third Parties.  Each Party shall promptly notify the other Party in the event of any administrative action involving any [***] Manufacturing Patent Right, Joint Patent Right or LICENSEE [***] Manufacturing Improvement Patent Right of which it becomes aware, including any nullity, revocation, reexamination, opposition, interference, inter partes and post-grant review or compulsory license proceeding.  AGTC shall have the first right, but no obligation, to defend against any such action, in its own name and at its own expense.  Upon AGTC’s request, LICENSEE may, in its sole discretion, consent to join, and will join if necessary under applicable Law, in any such action at AGTC’s expense and cooperate with AGTC at AGTC’s expense.  If AGTC fails to defend against any such action within ten (10) days of notice thereof, then LICENSEE shall have the right to defend such action, in its own name, and any such

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defense shall be at LICENSEE’s expense.  In such event, AGTC shall reasonably cooperate, upon LICENSEE’s request, in any such action at LICENSEE’s expense.

(e)Administrative Actions Against Third Parties.  Each Party shall promptly notify the other Party in the event it wishes to initiate an administrative action against a Third Party involving a Patent Right  claiming any use, production, manufacture, or expression of a recombinant AAV using [***] (in which the Patent Right does not claim a recombinant AAV or [***] comprising [***] or the use thereof) (“[***] Manufacturing”), including any nullity, revocation, reexamination, opposition, interference, inter partes and post-grant review or compulsory license proceeding.  AGTC shall have the sole right to initiate any such action involving [***] Manufacturing, in its own name and at its own expense. Upon AGTC’s request, LICENSEE may, in its sole discretion, consent to join, and will join if necessary under applicable Law, in any such action at AGTC’s expense and cooperate with AGTC at AGTC’s expense.  LICENSEE shall have the sole right to initiate any such action involving any Patent Right that does not cover [***] Manufacturing.  AGTC, upon LICENSEE’s request, may, in its sole discretion, consent to join, and will join if necessary under applicable Law, in any such action at LICENSEE’s expense and cooperate with LICENSEE at LICENSEE’s expense.

(f)Paragraph IV Notices.  Each Party shall immediately give written notice to the other of any certification of which it becomes aware filed pursuant to any statutory or regulatory requirement in any country in the Territory similar to 21 U.S.C. § 355(b)(2)(A)(iv) or § 355(j)(2)(A)(vii)(IV) (or any amendment or successor statute thereto) claiming that any [***] Manufacturing Patent Right, Joint Patent Right or LICENSEE [***] Manufacturing Improvement Patent Right covering any Product is invalid or that infringement will not arise from the Development, Manufacture, use or Commercialization in the Territory of such Product by a Third Party.  Upon the giving or receipt of such notice, the provisions of Section 8.6 with respect to division of enforcement responsibilities shall apply, mutatis mutandis, with respect to any infringement action against such Third Party.  In each case, the Party with the right to bring an infringement action shall notify the other Party at least ten (10) days prior to the date set forth by statute or regulation of its intent to exercise, or not exercise, this right.  Any infringement action against a Third Party arising under this Section 8.7(f) shall be governed by the provisions of Section 8.6.  Without limiting any provision of Section 8.6, in order to establish standing in connection with any action under this this Section 8.7(f), upon the request of the Party bringing the action, the other Party shall reasonably cooperate in any such action at the expense of the Party bring the action and shall timely commence or join in any such action at the request and expense of the Party bringing the action.

8.8Patent Term Restoration.  The Parties shall reasonably cooperate with each other in obtaining patent term restoration in any country in the Territory under any statute or regulation equivalent or similar to 35 U.S.C. § 156, where applicable to the [***] Manufacturing Patent Rights, Joint Patent Rights or LICENSEE [***] Manufacturing Improvement Patent Rights. If any election with respect to seeking such patent term restoration is to be made in any country in the Territory, with respect to an [***] Manufacturing Patent Right, Joint Patent Right or LICENSEE [***] Manufacturing Improvement Patent Right, then AGTC shall make such election (including, without limitation, by filing supplementary protection certificates and any other extensions that are now or in the future become available) and LICENSEE shall abide by such election and cooperate,

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as reasonably requested by AGTC, in connection with the foregoing (including, without limitation, by providing appropriate information and executing appropriate documents).

8.9Recording.  If either Party deems it necessary or desirable for any reason to register or record this Agreement or evidence of this Agreement with any patent office or other appropriate Governmental Authority(ies) in one or more jurisdictions in the Territory, the other Party shall reasonably cooperate to execute and deliver to such Party any documents accurately reflecting or evidencing this Agreement that are necessary or desirable, in such Party’s reasonable judgment, to complete such registration or recordation.  The registering or recording Party shall reimburse the other Party for all reasonable Out-of-Pocket Costs, including attorneys’ fees, incurred by such other Party in complying with the provisions of this Section 8.9.

8.10Patent Marking. LICENSEE shall apply patent markings that meet all requirements of U.S. law Title 35 of United States Code, including without limitation, 35 U.S.C. §287, with respect to all Products subject to this Agreement. LICENSEE shall mark the Products sold in the United States with all applicable United States patent numbers. All Products shipped to or sold in other countries shall be marked in such manner as to conform with the patent laws and practice of the country of manufacture or sale. Any Products subject to Patent Rights under an Existing License Agreement that are sold or produced in the United States shall be Manufactured substantially in the United States to the extent required by applicable Law. LICENSEE shall take all reasonable action necessary on its part as a licensee of any Patent Rights under an Existing License Agreement to enable the Existing Licensors to satisfy their respective obligations to the United States government under Title 35 of the United States Code.

Article IX
REPRESENTATIONS AND WARRANTIES

9.1Mutual Representations.  Except as may be disclosed in Schedule 9.1, which may be updated within five (5) days following the HSR Clearance Date, each of AGTC and LICENSEE hereby represents, warrants and covenants to the other Party as of the Execution Date and the Effective Date as follows:

(a)it is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation;

(b)it (i) has the requisite power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder, (ii) has the requisite resources and expertise to perform its obligations hereunder and (iii) has taken all requisite action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;

(c)this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, binding obligation, enforceable against such Party in accordance with its terms;

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(d)it has obtained all necessary consents, approvals and authorizations of all Governmental Authorities and other persons or entities required to be obtained by such Party in connection with the execution and delivery of this Agreement;

(e)the execution, delivery and performance by such Party of this Agreement and its compliance with the terms and provisions hereof does not and will not conflict with or result in a breach of any of the terms and provisions of or constitute a default under (i) a loan agreement, guaranty, financing agreement, agreement relating to one or more Patent Rights or other agreement or instrument binding or affecting it or its property; (ii) the provisions of its charter or operative documents or bylaws; or (iii) any order, writ, injunction or decree of any court or Governmental Authority entered against it or by which any of its property is bound

(f)it has not, and will not, after the Execution Date and during the Term, grant any right to any Third Party that would conflict with the rights granted to the other Party or would be inconsistent with its obligations hereunder; and

(g)it shall at all times comply with all material Laws applicable to its activities under this Agreement.

9.2Representations, Warranties and Covenants of AGTC. In addition to the representations, warranties and covenants made by AGTC elsewhere in this Agreement, except as disclosed in Schedule 9.2 as may be updated in accordance with this Section 9.2, and subject to the scope of the license grants and retained rights and other exclusions set forth in this Agreement, AGTC hereby represents, warrants and covenants to LICENSEE (i) as of the Execution Date and the Effective Date (provided that AGTC may (1) supplement Schedule 9.2 or (2) add one or more new schedules or exhibits to this Section 9.2 with respect to the applicable representation and warranty made as of the Effective Date in each case ((1) and (2)) within five (5) days following the HSR Clearance Date, but any such supplement or new schedule may only contain information arising after the Execution Date and may not correct, modify or delete any information set forth in any such schedule on the Execution Date):

(a)it owns or Controls the [***] Manufacturing Technology;

(b)it has sufficient right, power and authority to grant all of the right, title and interest in the licenses granted or to be granted to LICENSEE under this Agreement;

(c)the issued [***] Manufacturing Patent Rights are, to its Knowledge, valid and enforceable patents and it has not received written notice challenging the extent, validity or enforceability of the [***] Manufacturing Patent Rights (including by way of example through the institution or written threat of institution of interference, nullity, opposition, inter partes or post grant review or similar invalidity proceedings before the United States Patent and Trademark Office or any analogous foreign Governmental Authority;

(d)all terms and conditions of the Existing License Agreements applicable to LICENSEE in its role as sublicensee or otherwise required to be included in sublicense agreements under the Existing License Agreements are expressly set forth in this Agreement;

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(e)it will not without LICENSEE’s written consent, amend any AGTC Third Party Agreement in a manner that materially adversely affects the rights granted to LICENSEE hereunder or AGTC’s ability to fully perform its obligations hereunder;

(f)it will promptly furnish LICENSEE with copies of all (i) amendments of the AGTC Third Party Agreements and (ii) correspondence with or from licensors under the AGTC Third Party Agreements to the extent material to LICENSEE or the rights granted to LICENSEE or LICENSEE’s Affiliates under this Agreement;

(g)Schedule 1.64 contains a complete and correct list of all [***] Manufacturing Patent Rights owned or otherwise Controlled by AGTC or its Affiliates (and indicating which entity owns or Controls each Patent Right and which are owned and which are Controlled);

(h)it has, and to its Knowledge, its licensors have, complied with all material respects with all applicable Laws, including, with respect to any issued patents and pending patent applications (excluding United States Provisional patent applications) any disclosure requirements of the USPTO or any other Governmental Authority, in connection with the filing, prosecution, and maintenance of the [***] Manufacturing Patent Rights, and it has, and to its Knowledge, its licensors have, timely paid all filing and renewal fees payable with respect to the [***] Manufacturing Patent Rights for which it controls prosecution and maintenance;

(i)it has obtained, or caused its Affiliates, as applicable, to obtain, assignments from inventors of all inventorship rights to the [***] Manufacturing Patent Rights that are owned by AGTC or such Affiliates and, to AGTC’s Knowledge, there has been no failure on the part of any licensor of the [***] Manufacturing Patent Rights that are licensed by AGTC to obtain assignments from the inventors of all inventorship rights to such licensed [***] Manufacturing Patent Rights, and to AGTC’s Knowledge, all assignments of inventorship rights relating to the [***] Manufacturing Patent Rights are valid and enforceable, and the inventorship of the [***] Manufacturing Patent Rights owned by AGTC, and to AGTC’s Knowledge, of the [***] Manufacturing Patent Rights licensed to AGTC, is properly identified on each patent or patent application; and

(j)it will file, prosecute and maintain the [***] Manufacturing Patent Rights during the Term, provided that it shall have no obligation to file, prosecute and maintain such patent rights [***].

9.3Special Exceptions for Existing Licensors.  Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall be construed as:

(a)a warranty or representation by UFRF as to the validity or scope of any right included in the [***] Manufacturing Patent Rights licensed under the UF/JHU Agreement;

(b)a warranty or representation that anything made, used, sold or otherwise disposed of under the license granted in the UF/JHU Agreement will or will not infringe patents of Third Parties;

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(c)an obligation to bring or prosecute actions or suits against Third Parties for infringement of [***] Manufacturing Patent Rights granted in the UF/JHU Agreement;

(d)an obligation to furnish any Know-How not provided in [***] Manufacturing Patent Rights granted in the UF/JHU Agreement or any services other than those specified in the UF/JHU Agreement; or

(e)a warranty or representation by UFRF that it will not grant licenses to others to make, use or sell products not covered by the claims of the [***] Manufacturing Patent Rights granted in the UF/JHU Agreement which may be similar and/or compete with products made or sold by LICENSEE.

9.4	Additional Covenant and Representation of LICENSEE.

(a)In addition to the representations, warranties and covenants made by LICENSEE elsewhere in this Agreement, LICENSEE hereby covenants to AGTC that LICENSEE shall not encumber, other than under sublicenses as expressly permitted under this Agreement, or otherwise grant a security interest in, any of the AGTC Technology to any Third Party.

(b)LICENSEE represents and warrants that it will comply, and will ensure that its Affiliates comply, with all local, state and international laws and regulations relating to the [***] Biological Material and to the development, manufacture, use, sale and importation of [***] Viruses and [***] Products. Without limiting the foregoing, LICENSEE represents and warrants that it will comply with all United States export control laws and regulations with respect to [***] Biological Material and any [***] Viruses and [***] Products developed or made through the use thereof.

9.5UFRF Disclaimer.  EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THE UF/JHU AGREEMENT, UFRF MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND VALIDITY OF PATENT RIGHTS CLAIMS, ISSUED OR PENDING.  UFRFASSUMES NO RESPONSIBILITIES WHATSOEVER WITH RESPECT TO USE, SALE, OR OTHER DISPOSITION BY LICENSEE, ITS SUBLICENSEE(S), OR THEIR VENDEES OR OTHER TRANSFEREES OF PRODUCTS INCORPORATING OR MADE BY USE OF INVENTIONS LICENSED UNDER SUCH AGREEMENT.

9.6Duties of the Parties.  None of the licensors under the UF/JHU Agreement are commercial organizations.  They are institutes of research and education.  Therefore, such licensors have no ability to evaluate the commercial potential of any [***] Manufacturing Patent Rights or processes or other license or rights granted in such Agreement. It is therefore incumbent upon LICENSEE to evaluate the rights and products in question, to examine the materials and information provided by such licensors, and to determine for itself the validity of any [***] Manufacturing Patent Rights or processes licensed under such Agreement, its freedom to operate, and the value of any such [***] Manufacturing Patent Rights or processes or other rights granted.

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9.7Representations by JHU.  JHU has represented to AGTC that it has good and marketable title to its interest in the inventions claimed under [***] Manufacturing Patent Rights licensed under the UF/JHU Agreement with the exception of certain retained rights of the United States government, which may apply if any part of the JHU research was funded in whole or in part by the United States Government. JHU does not warrant the validity of any patents or that practice under such patents shall be free of infringement.  EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 9.7, LICENSEE, AND LICENSEE’S AFFILIATES AND SUBLICENSEE(S) AGREE THAT THE [***] MANUFACTURING PATENT RIGHTS LICENSED UNDER THE UF/JHU AGREEMENT ARE PROVIDED “AS IS”, AND THAT JHU MAKES NO REPRESENTATION OR WARRANTY WITH RESPECT TO THE PERFORMANCE OF SUCH LICENSED PRODUCT(S) AND LICENSED PROCESSES INCLUDING THEIR SAFETY, EFFECTIVENESS, OR COMMERCIAL VIABILITY. JHU DISCLAIMS ALL WARRANTIES WITH REGARD TO SUCH PRODUCT(S) AND PROCESSES(S) LICENSED UNDER THE UF/JHU AGREEMENT, INCLUDING, BUT NOT LIMITED TO, ALL WARRANTIES, EXPRESSED OR IMPLIED, OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE.  NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, JHU ADDITIONALLY DISCLAIMS ALL OBLIGATIONS AND LIABILITIES ON THE PART OF JHU AND INVENTORS, FOR DAMAGES, INCLUDING, BUT NOT LIMITED TO, DIRECT, INDIRECT, SPECIAL AND CONSEQUENTIAL DAMAGES, ATTORNEYS’ AND EXPERTS’ FEES, AND COURT COSTS (EVEN IF JHU HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, FEES OR COSTS), ARISING OUT OF OR IN CONNECTION WITH THE MANUFACTURE, USE, OR SALE OF THE PRODUCT(S) AND PROCESSES LICENSED UNDER THIS AGREEMENT. LICENSEE, AND LICENSEE’S AFFILIATES AND SUBLICENSEE(S) ASSUME ALL RESPONSIBILITY AND LIABILITY FOR LOSS OR DAMAGE CAUSED BY A PRODUCT AND/OR PROCESS MANUFACTURED, USED, OR SOLD BY LICENSEE, ITS SUBLICENSEE(S) AND AFFILIATED COMPANIES WHICH IS A LICENSED PRODUCT(S) OR LICENSED PROCESSES AS DEFINED IN THE UF/JHU AGREEMENT.

9.8Representation by Legal Counsel.  Each Party hereto represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof.  In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption shall exist or be implied against the Party which drafted such terms and provisions.

9.9Disclaimer.  THE FOREGOING WARRANTIES OF EACH PARTY ARE IN LIEU OF ANY OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR ANY IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, ALL OF WHICH ARE HEREBY SPECIFICALLY EXCLUDED AND DISCLAIMED.

9.10No Guarantee of Success.  LICENSEE and AGTC acknowledge and agree that nothing in this Agreement will be construed as representing any estimate or projection of (a) the successful Development or Commercialization of any Product under this Agreement, (b) the number of Products that will or may be successfully Developed or Commercialized under this Agreement, (c) anticipated sales or the actual value of any Products that may be successfully Developed or Commercialized under this Agreement or (d) the damages, if any, that may be payable if this

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Agreement is terminated for any reason. Neither Party makes any representation, warranty or covenant, either express or implied, that (i) it will successfully Develop, Manufacture, Commercialize or, other than is expressly required under Article VI, continue to Commercialize any Product in any country, (ii) if Commercialized, that any Product will achieve any particular sales level, whether in any individual country or cumulatively throughout the Territory or (iii) other than is expressly required under Article VI, that either Party will devote, or cause to be devoted, any level of diligence or resources to Developing or Commercializing any Product in any country, or in the Territory in general.

Article X
INDEMNIFICATION; INSURANCE

10.1Indemnification by LICENSEE.  LICENSEE will indemnify, defend and hold harmless AGTC, each of its Affiliates and each licensor of the [***] Manufacturing Technology, and each of its and its Affiliates’ or such licensor’s employees, officers, directors, trustees and agents and inventors of [***] Manufacturing Technology licensed under the UAB Agreement (each, an “AGTC Indemnified Party”) from and against any and all liability, loss, damage, expense (including reasonable attorneys’ fees and expenses) and cost (collectively, a “Liability”) that the AGTC Indemnified Party may be required to pay to one or more Third Parties resulting from or arising out of:

(a)any claims of any nature arising out of the Development, Manufacture, Commercialization, consumption or use of any Product by or on behalf of, LICENSEE (other than by any AGTC Indemnified Party), or under the authority of LICENSEE including without limitation death of or injury to any Person or out of damage to property, other than claims for which AGTC is required to indemnify LICENSEE pursuant to Section 10.2; or

(b)the breach by LICENSEE of any of its representations, warranties, covenants or obligations set forth in this Agreement;

except, in each case, to the extent such Liabilities are caused by the recklessness, negligence or intentional misconduct of AGTC or any AGTC Indemnified Party.

10.2Indemnification by AGTC.  AGTC will indemnify, defend and hold harmless LICENSEE, its Affiliates, Sublicensees, Distributors and each of its and their respective employees, officers, directors and agents (each, a “LICENSEE Indemnified Party”) from and against any and all Liabilities that the LICENSEE Indemnified Party may be required to pay to one or more Third Parties resulting from or arising out of:

(a)the breach by AGTC of any of its representations, warranties, covenants or obligations set forth in this Agreement; or

(b)any claim that the practice of the [***] Manufacturing Technology to Develop, Manufacture, Commercialize or use any Product infringes or misappropriates any issued patent or other proprietary right owned or possessed by any Third Party, other than any such claim to the extent that (i) it is based on the practice of the [***] Manufacturing Technology in combination with Technology other than [***] Manufacturing Technology that is utilized in the

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Development, Manufacture, Commercialization or use of any Product as a result of LICENSEE’s exercise of its final decision-making authority or (ii) it arises from LICENSEE’s election not to take a license or sublicense to any Technology under Section 8.7(b)(i);

except, in each case, to the extent such Liabilities are caused by the recklessness, negligence or intentional misconduct of LICENSEE or any LICENSEE Indemnified Party.

10.3	Special Indemnification by LICENSEE for Existing License Agreements.

(a)LICENSEE shall, at all times during the term of this Agreement and thereafter, indemnify, defend and hold UFRF, the Florida Board of Governors, the University of Florida Board of Trustees, the University of Florida, and each of their directors, officers, employees, and agents, and the inventors of the any Patent Rights licensed to AGTC under the UFRF Existing License Agreements, regardless of whether such inventors are employed by the University of Florida at the time of the claim, harmless against all claims and expenses, including legal expenses and reasonable attorneys’ fees, whether arising from a Third Party claim or resulting from UFRF’s enforcing this indemnification clause against LICENSEE arising out of the death of or injury to any person or persons or out of any damage to property and against any other claim, proceeding, demand, expense and liability of any kind whatsoever (other than patent infringement claims) resulting from the production, manufacture, sale, use, lease, consumption, marketing, or advertisement of Products or use of any processes licensed hereunder or arising from any right or obligation of LICENSEE hereunder.  Notwithstanding the above, UFRF at all times reserves the right to retain counsel of its own to defend UFRF’s, the Florida Board of Governors’, the University of Florida Board of Trustees’, the University of Florida’s, and the inventor’s interests.

(b)LICENSEE warrants that it now maintains and will continue to maintain liability insurance coverage appropriate to the risk involved in producing, manufacturing, selling, marketing, using, leasing, consuming, or advertising the products subject to this Agreement. Notwithstanding the foregoing, LICENSEE may self-insure to the extent that it self-insures for its other products.

(c)JHU and [***] who are employees of JHU (hereinafter “JHU Inventors”) will have no legal liability exposure to Third Parties if JHU does not license the Products and processes licensed under the UF/JHU Agreement, and any royalties JHU and the JHU Inventors may receive is not adequate compensation for such legal liability exposure. Furthermore, JHU and JHU Inventors will not, under the provisions of the UF/JHU Agreement or otherwise, have control over the manner in which LICENSEE or its Affiliates or its Sublicensees or those operating for its account or Third Parties who purchase Products and processes licensed under the UF/JHU Agreement from any of the foregoing entities, develop, manufacture, market or practice the inventions of such Products and processes. Therefore, LICENSEE, and its Affiliates and Sublicensees shall indemnify, defend with counsel reasonably acceptable to JHU, and hold JHU, The Johns Hopkins Health Systems, their present and former trustees, officers, JHU Inventors, agents, faculty, employees and students harmless as against any judgments, fees, expenses, or other costs arising from or incidental to any product liability or other lawsuit, claim, demand or other action brought as a consequence of the practice of said inventions by any of the foregoing entities, whether or not JHU or said JHU Inventors, either jointly or severally, is named as a party

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defendant in any such lawsuit and whether or not JHU or the JHU Inventors are alleged to be negligent or otherwise responsible for any injuries to persons or property.  Practice of the inventions covered by such Products and processes, by an Affiliate or an agent or a Sublicensee or a Third Party on behalf of or for the account of LICENSEE or by a Third Party who purchases such Products and processes from LICENSEE, shall be considered LICENSEE’s practice of said inventions for purposes of this Section 10.3(c).  The obligation of LICENSEE to defend and indemnify as set out in this Section 10.3(c) shall survive the termination of this Agreement or the UF/JHU Agreement, shall continue even after assignment of rights and responsibilities to an Affiliate or Sublicensee, and shall not be limited by any other limitation of liability elsewhere in this Agreement or the JHU/UF Agreement.

(d)LICENSEE shall indemnify, defend and hold harmless [***] and its current and former directors, governing board members, trustees, officers, faculty, medical and professional staff, employees, students, and agents and their respective successors, heirs and assigns (collectively, the “[***] Indemnitees”) from and against any claim, liability, cost, expense, damage, deficiency, loss or obligation of any kind or nature (including reasonable attorneys’ fees and other costs and expenses of litigation) by or owed to a Third Party, based upon, arising out of, or otherwise relating to the activities of LICENSEE, its Affiliates and Sublicensees under this Agreement, including any cause of action relating to product liability concerning any product, process, or service made, used, sold or performed pursuant to any right or license granted under this Agreement (collectively, the “[***] Claims”); provided, however, that LICENSEE’s indemnification obligations hereunder shall not apply to any [***] Claim to the extent that it is attributable to the gross negligence or willful misconduct of any [***] Indemnitee.

(e)LICENSEE shall, at its own expense, provide attorneys reasonably acceptable to [***] to defend against any actions brought or filed against any [***] Indemnitee hereunder with respect to the subject of indemnity contained herein, whether or not such actions are rightfully brought. Any [***] Indemnitee seeking indemnification hereunder shall promptly notify LICENSEE of such [***] Claim; provided that any failure of or delay in such notification shall not affect LICENSEE’s indemnification obligation unless and to the extent such failure or delay is materially prejudicial to LICENSEE. The [***] Indemnitees shall provide LICENSEE, at LICENSEE’s expense, with reasonable assistance and full information with respect to such [***] Claim and give LICENSEE sole control of the defense of any [***] Claim. Neither LICENSEE nor [***] shall settle any [***] Claim without the prior written consent of the other, which consent shall not be unreasonably withheld.

(f)LICENSEE and its Sublicensees shall, at all times during the term of the UAB Agreement and thereafter, indemnify, defend and hold UABRF and UAB and the inventors of the [***] Manufacturing Patent Rights licensed under the UAB Agreement (each a “UAB Indemnified Party”) harmless against all claims and expenses, including legal expenses and reasonable attorneys’ fees, arising out of the death of or injury to any person or persons or out of any damage to property and against any other claim, proceeding, demand, expense and liability of any kind whatsoever (other than patent infringement claims) resulting from the production, manufacture, sale, use, lease, consumption or advertisement of Products arising from any right or obligation of LICENSEE or any Sublicensee under the UAB Agreement or for LICENSEE’s or any Sublicensee’s breach of terms and conditions herein except to the extent that such claims are due to the gross negligence or willful misconduct of a UAB Indemnified Party. Notwithstanding

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the above, UABRF at all times reserves the right to retain counsel of its own to defend UABRF’s UAB’s and the inventors’ interests. UABRF has agreed to promptly notify AGTC in writing of any such claim, and AGTC shall promptly notify LICENSEE of such notification, and LICENSEE shall manage and control, at its own expense, the defense of such claim and its settlement. LICENSEE agrees not to settle any such claim against UABRF without UABRF’s written consent where such settlement would include any admission of liability on the part of UABRF, where the settlement would impose any restriction on the conduct of UABRF of any of its activities, or where the settlement would not include an unconditional release of UABRF from all liability for claims that are the subject matter of such claim.

10.4Indemnification Procedure.  Each Party will notify the other Party in writing in the event it becomes aware of a claim for which indemnification may be sought hereunder.  In case any proceeding (including any governmental investigation) shall be instituted involving any Party in respect of which indemnity may be sought pursuant to this Article X, such Party (the “Indemnified Party”) shall promptly notify the other Party (the “Indemnifying Party”) in writing and the Indemnifying Party and Indemnified Party shall meet to discuss how to respond to any claims that are the subject matter of such proceeding.  The Indemnified Party shall reasonably cooperate with the Indemnifying Party in defense of such matter.  The Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and shall pay the fees and expenses of such counsel related to such proceeding.  In any such proceeding, the Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (a) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel, (b) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both Parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  All such fees and expenses shall be reimbursed as they are incurred.  The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but, if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.  The Indemnifying Party shall not, without the written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which the Indemnified Party is, or could have been, a party and indemnity could have been sought hereunder by the Indemnified Party, unless such settlement includes an unconditional release of the Indemnified Party from all liability on claims that are the subject matter of such proceeding.

10.5	Insurance.

(a)Insurance Obligations of AGTC.  AGTC will maintain, at its cost, reasonable insurance against liability and other risks associated with its activities contemplated by this Agreement, provided that, if AGTC is engaged in any Development activities with respect to the Products hereunder, AGTC will maintain, in force from thirty (30) days prior to enrollment of the first subject in a Clinical Trial, a Clinical Trials/product liability insurance policy providing coverage of at least [***] per claim and [***] annually in the aggregate.  AGTC will furnish to LICENSEE evidence of such insurance upon request.

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(b)Insurance Obligations of LICENSEE.  LICENSEE, together with its Affiliates, will maintain, at its cost, reasonable insurance against liability and other risks associated with its activities contemplated by this Agreement, provided that, at a minimum, LICENSEE will maintain, in force from thirty (30) days prior to enrollment of the first subject in a Clinical Trial, a Clinical Trials/product liability insurance policy providing coverage of at least [***] per claim and [***] annually in the aggregate, and provided, further, that such coverage is increased to at least [***] at least thirty (30) days before LICENSEE initiates the First Commercial Sale of a Product.  LICENSEE will furnish to AGTC evidence of such insurance upon request.  Notwithstanding the foregoing, so long as (i) substantially all of LICENSEE’s equity securities remain publicly traded on a nationally recognized stock exchange and (ii) LICENSEE or any Affiliate of LICENSEE is researching, developing and commercializing Products under this Agreement, LICENSEE may self-insure against liability and other risks associated with its and its Affiliates’ activities under this Agreement to the extent that it self-insures in respect of its other products, but at a minimum will self-insure at levels that are consistent with levels customarily maintained against similar risks by similar companies in LICENSEE’s industry.

(c) Upon request of AGTC or an Existing Licensor, LICENSEE will furnish to AGTC or such licensor with a certificate of insurance of each product liability insurance policy obtained.

Article XI
LIMITATIONS OF LIABILITY

11.1EXCEPT WITH RESPECT TO LIABILITY ARISING FROM A BREACH OF ARTICLE XII, FROM ANY WILLFUL MISCONDUCT OR INTENTIONALLY WRONGFUL ACT, OR TO THE EXTENT SUCH PARTY MAY BE REQUIRED TO INDEMNIFY THE OTHER PARTY UNDER ARTICLE X, IN NO EVENT WILL EITHER PARTY OR ANY OF ITS RESPECTIVE AFFILIATES, AGENTS OR REPRESENTATIVES BE LIABLE UNDER THIS AGREEMENT FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER IN CONTRACT, WARRANTY, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE, INCLUDING LOSS OF PROFITS OR REVENUE SUFFERED BY EITHER PARTY OR ANY OF ITS RESPECTIVE AFFILIATES, AGENTS OR REPRESENTATIVES.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING (A) “CONSEQUENTIAL DAMAGES” WILL BE DEEMED TO INCLUDE, AND NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY OR ANY OF THE OTHER PARTY’S AFFILIATES, AGENTS, REPRESENTATIVES OR STOCKHOLDERS FOR, ANY DAMAGES BASED ON OR MEASURED BY, ANY EVENT MILESTONE PAYMENT DUE UPON ANY UNACHIEVED EVENT MILESTONE UNDER SECTION 5.2, ANY SALES MILESTONE PAYMENT DUE UPON ANY UNACHIEVED ANNUAL NET SALES LEVEL UNDER SECTION 5.3, ANY UNEARNED ROYALTIES UNDER SECTION 5.4,  OR ANY OTHER UNEARNED, SPECULATIVE OR OTHERWISE CONTINGENT PAYMENTS PROVIDED FOR IN THIS AGREEMENT AND (B) “CONSEQUENTIAL DAMAGES” WILL BE DEEMED TO INCLUDE, AND NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY OR ANY OF THE OTHER PARTY’S AFFILIATES OR REPRESENTATIVES FOR, ANY DAMAGES BASED ON OR MEASURED BY THE OTHER PARTY’S, ITS AFFILIATES’ OR ITS SUBLICENSEES’ LOSS OF PROJECTED OR SPECULATIVE FUTURE SALES OF THE PRODUCT(S).

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11.2AGTC’S AND EXISTING LICENSORS’ AGGREGATE CUMULATIVE LIABILITY FOR ANY CLAIMS ARISING OUT OF OR RELATED TO THIS AGREEMENT, OTHER THAN INDEMNIFIABLE CLAIMS UNDER ARTICLE X, SHALL NOT EXCEED SEVEN (7) TIMES THE AMOUNT PAID BY LICENSEE TO AGTC HEREUNDER.

Article XII
CONFIDENTIALITY

12.1Confidentiality.  Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that, during the Term and for  [***] years thereafter (or indefinitely with respect to trade secrets), each Party (the “Receiving Party”) receiving any Confidential Information of the other Party (the “Disclosing Party”) hereunder shall: (a) keep the Disclosing Party’s Confidential Information confidential; (b) not publish, or allow to be published, and shall not otherwise disclose, or permit the disclosure of, the Disclosing Party’s Confidential Information in any manner not expressly authorized pursuant to the terms of this Agreement; and (c) not use, or permit to be used, the Disclosing Party’s Confidential Information for any purpose other than as expressly authorized pursuant to the terms of this Agreement. Each Party shall be responsible for unauthorized disclosures by its agents, directors, officers, employees, consultants, Affiliates and advisors, and any other Third Party to whom such Party discloses such Confidential Information, regardless of whether such disclosure to such Third Party was permitted.  For the avoidance of doubt, the [***] Manufacturing Technology shall be the Confidential Information of AGTC.

12.2Authorized Disclosure.  Notwithstanding the foregoing provisions of Section 12.1, each Party may disclose Confidential Information belonging to the other Party to the extent such disclosure is reasonably necessary to:

(a)file or prosecute patent applications or regulatory filings as contemplated by this Agreement;

(b)prosecute or defend litigation;

(c)exercise its rights and perform its obligations hereunder, provided that such disclosure is covered by terms of confidentiality at least as restrictive as those set forth herein;

(d)allow AGTC to comply with the terms and conditions of any agreements with Third Party licensors of the [***] Manufacturing Technology and LICENSEE to comply with the terms and conditions of any Third Party licensors of Technology required for the Product, provided that such disclosure is covered by terms of confidentiality at least as restrictive as those set forth herein or, with respect to [***] Manufacturing Technology licensed under an Existing License Agreement, those set forth in the applicable Existing License Agreement; and

(e)comply with applicable Law.

In the event a Party shall deem it reasonably necessary to disclose Confidential Information belonging to the other Party pursuant to this Section 12.2, the Disclosing Party shall to the extent

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possible give reasonable advance written notice of such disclosure to the other Party and take all reasonable measures to ensure confidential treatment of such information.

12.3SEC Filings and Other Disclosures.  Either Party may disclose the terms of this Agreement (a) to the extent required to comply with applicable Law, including the rules and regulations promulgated by the United States Securities and Exchange Commission or any equivalent governmental agency in any country in the Territory, (b) in connection with a prospective acquisition, merger or financing for such Party, to prospective acquirers or merger candidates or to existing or potential investors or financing sources and (c) to any sublicensee, collaborator or potential sublicensee or permitted collaborator of such Party, provided that, in the case of clause (b) or (c), prior to such disclosure each such candidate, investor or financing source shall agree in writing to be bound by obligations of confidentiality and non-use no less restrictive in scope than those set forth in this Article XII; and provided, further, that in the case of clause (a), such Party shall initially submit the redacted version of the Agreement agreed to by the Parties in writing within ten (10) days after the Execution Date with a request for confidential treatment of all of the redacted portions of such attached Agreement. With respect to any subsequent disclosure regarding this Agreement by a Party as required to comply with applicable Law, including the rules and regulations promulgated by the United States Securities and Exchange Commission or any equivalent governmental agency in any country in the Territory (including in response to comments from the Securities and Exchange Commission regarding a request for confidential treatment), such Party shall provide a copy of the intended disclosure to the other Party prior to filing of such disclosure, and the other Party shall have five (5) Business Days (or in the case of a Current Report on Form 8-K, two (2) Business Days) prior to the filing thereof to review such disclosure and provide comments to such Party. Such Party shall implement all reasonable comments provided by the other Party within such period, it being understood that each Party is solely responsible for the accuracy and completeness of all SEC disclosures made by such Party.

12.4Residual Knowledge Exception.  Notwithstanding any provision of this Agreement to the contrary, and subject to the terms and conditions of any pre-existing exclusive license granted by either Party to one or more Third Parties, Confidential Information will not include Residual Knowledge.  Any use made by the Receiving Party of Residual Knowledge is on an “as is, where is” basis, with all faults and all representations and warranties disclaimed and at its sole risk. Notwithstanding the foregoing, nothing in this Section 12.4 shall (a) affect the obligations of either Party with respect to confidentiality obligations of Confidential Information under Article XII; (b) constitute, or be deemed to result in, a license under any Technology or other intellectual property right; or (c) affect any other rights or remedies a Party may have under this Agreement or otherwise.

12.5Restrictions on Material Non-Public Information.  Each Party acknowledges that it is aware that the United States securities laws prohibit certain Persons who have received material, non-public information with respect to a public company from purchasing or selling securities of that public company and from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities.  Each Party acknowledges that it is familiar with the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “1934 Act”); and agrees that it will neither use, nor cause or permit any person to

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use, any Confidential Information in contravention of the 1934 Act, including Rule l0b-5 and Rule 14e-3 thereunder, or other applicable securities laws.

12.6	Public Announcements; Publications.

(a)Coordination.  The Parties will, from time to time and at the request of the other Party, discuss the general information content relating to this Agreement that may be publicly disclosed.

(b)Announcements.  Neither Party will make any public announcement regarding this Agreement without the prior written approval of the other Party.  For the sake of clarity, nothing in this Agreement shall prevent LICENSEE from making any scientific publication or public announcement concerning LICENSEE’s Development, Manufacture or Commercialization activities with respect to any Product under this Agreement; provided, however, that, except as permitted under Section 12.2, LICENSEE shall not disclose any of AGTC’s Confidential Information in any such publication or announcement without obtaining AGTC’s prior written consent to do so and consult with AGTC if such scientific publication or public announcement involves the [***] Manufacturing Technology.

(c)Use of Names.  LICENSEE shall not and shall ensure that its Affiliates and Sublicensees shall not:

(i)use the name or insignia of [***] or the name of any [***] officers, faculty, other researches or students, or any adaptation of such names, in any advertising, promotional or sales literature, including any press release or any document employed to obtain funds, without the prior written approval of [***]; this restriction shall not apply to any information required by law to be disclosed to any governmental entity;

(ii)use the names of UFRF, or the University of Florida, nor of any of either institutions employees, agents or Affiliates, nor the name of any inventor of Patent Rights under any UFRF Existing License Agreement, nor any adaptation of such names, in any promotional, advertising or marketing materials or any similar form of publicity, or to suggest any endorsement by such entities or individuals, without the prior written approval of UFRF in each case;

(iii)use the name of The Johns Hopkins University or the Johns Hopkins Health System or any of its constituent parts, such as the Johns Hopkins Hospital or any contraction thereof or the name of inventors in any advertising, promotional, sales literature or fundraising documents without prior written consent from an authorized representative of JHU; LICENSEE, Affiliates and Sublicensees shall allow at least seven (7) Business Days’ notice of any proposed public disclosure for JHU’s review and comment or to provide written consent; and

(iv)use UABRF’s name, the name of any inventor of Patent Rights governed by the UAB Agreement, or the name of UAB in any sales promotion, advertising or any other form of publicity without the prior approval of UABRF, except as required by Law; should LICENSEE be required by regulatory or legal requirements to disclose the existence of this Agreement, any of the terms in the UAB Agreement or the names of UABRF or UAB, UABRF

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shall have thirty (30) days to review (i) redaction of terms, including but not limited to royalty rates, and milestone or other payments, and (ii) the manner in which the names of UABRF or UAB are used.

12.7Publications.  During the Term, each Party shall submit to the other Party (the “Non-Disclosing Party”) for review and approval any proposed public announcement, academic, scientific or medical publication or presentation related to the Joint [***] Manufacturing Improvement Technology or the LICENSEE [***] Manufacturing Improvement Technology.  Such review and approval will be conducted for the purposes of preserving the value of the [***] Manufacturing Technology, the rights granted to each Party hereunder and determining whether any portion of the proposed publication or presentation containing the Non-Disclosing Party’s Confidential Information should be modified or deleted.  Written copies of such proposed publication or presentation required to be submitted hereunder shall be submitted to the Non-Disclosing Party no later than thirty (30) days before submission for publication or presentation.  The Non-Disclosing Party shall provide its comments with respect to such publications and presentations within ten (10) Business Days of its receipt of such written copy.  The review period may be extended for an additional sixty (60) days in the event the Non-Disclosing Party can demonstrate reasonable need for such extension including for the preparation and filing of patent applications.  Notwithstanding anything to the contrary, the Non-Disclosing Party may require that the other Party redact the Non-Disclosing Party’s Confidential Information from any such proposed publication or presentation.  AGTC and LICENSEE will each comply with standard academic practice regarding authorship of scientific publications and recognition of contribution of other parties in any publication.  With respect to any public announcement, academic, scientific or medical publication or presentation during the Term related to the [***] Manufacturing Technology, subject to any Third Party confidentiality obligations and other obligations to Third Parties with respect to such publication or presentation, AGTC shall furnish LICENSEE with a written copy of such proposed publication or presentation no later than thirty (30) days before submission for publication or presentation, redacted, as appropriate for Third Party confidential information.

Article XIII
TERM AND TERMINATION

13.1Term.  The term of this Agreement shall begin on the Effective Date and, unless earlier terminated with respect to a Selected Gene or a Product in accordance with this Article XIII, shall continue on Product-by-Product and country-by-country basis until the expiration of the Royalty Term in such country for such Product (the “Term”).

13.2	Termination by AGTC.

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the Term after such  [***] day period (or  [***] day period in the case of non-payment), by giving written notice to LICENSEE; provided, however, that if any breach other than non-payment is not reasonably curable within  [***] days and if LICENSEE is making a bona fide effort to cure such breach, such termination shall be delayed for so long as LICENSEE is continuing to make such bona fide efforts to cure such breach.  The cure period shall be tolled pending resolution of any bona fide dispute between the Parties as to whether any such material breach has occurred.

(b)Except to the extent the following under this Section 13.2(b) is unenforceable under the law of the applicable jurisdiction where the applicable Patent Right is pending or issued, in the event that LICENSEE or any of its Affiliates, individually or in association with any other person or entity, initiates or assists in initiating or continuing a determination that any Patent Right owned or Controlled by AGTC is invalid or unenforceable or otherwise limit the scope of any such Patent Right (a “LICENSEE Patent Challenge”) through any administrative, judicial or other similar proceeding with respect to such Patent Right in a particular jurisdiction, AGTC may either, at its sole discretion (i) terminate LICENSEE’s licenses under this Agreement with respect to such Product to which such Patent Right relates or in its entirety upon  [***] days’ prior written notice to LICENSEE, unless such LICENSEE Patent Challenge is dropped within such  [***] day period; or (ii) elect, in lieu of termination, to convert the licenses to LICENSEE under this Agreement to non-exclusive licenses, but for purposes of clarity, the financial obligations of LICENSEE contained herein shall continue in full force and effect. In any event, LICENSEE shall reimburse AGTC for all costs incurred by AGTC, its Affiliates or their respective sublicensees in connection with such LICENSEE Patent Challenge upon written notice to LICENSEE.  LICENSEE will include the obligations set forth in this Section 13.2(b) in any sublicenses of its rights under this Agreement and shall use reasonable efforts to ensure its Sublicensees’ compliance with such obligations, provided that AGTC shall have no termination right under this Section 13.2(b) in the event of any failure by such a Sublicensee to comply with such obligations, unless (a) LICENSEE has not included such provision in the applicable sublicense and (b) such Sublicensee individually or in association with any other person or entity, initiates or assists in initiating or continuing a determination that any Patent Right owned or Controlled by AGTC is invalid or unenforceable or otherwise limits the scope of any such Patent Right.  AGTC will be a third party beneficiary of such provisions in any sublicense agreement solely for the purpose of enforcing its rights under such sublicense provisions directly.

13.3Termination by LICENSEE.

(a)At any time upon at least  [***] days’ written notice to AGTC, LICENSEE may terminate this Agreement on a Selected Gene-by-Selected Gene or Product-by-Product basis without cause, for any or no reason, which termination shall be effective after the expiration of such  [***] day period.

(b)In the event that AGTC commits a material breach of its obligations under this Agreement and such material breach remains uncured for  [***] days (or in the case of non-payment that constitutes a material breach,  [***] days), measured from the date written notice of such material breach is given to AGTC, LICENSEE may, in its sole discretion, terminate this Agreement either for cause in its entirety or on a Selected Gene-by-Selected Gene or Product-by-Product basis with respect to the Selected Genes or Products to which such material breach directly relates, in each case, in one or more countries in the Territory, at any time during

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the Term after such  [***] day period (or the applicable  [***] day period), by giving written notice to AGTC; provided, however, that if any breach other than non-payment is not reasonably curable within  [***] days and if AGTC is making a bona fide effort to cure such breach, such termination shall be delayed for so long as AGTC is continuing to make such bona fide efforts to cure such breach.  The cure period shall be tolled pending resolution of any bona fide dispute between the Parties as to whether any such material breach has occurred.

13.4Termination for Insolvency.  To the extent permissible under applicable Law, in the event that either Party makes an assignment for the benefit of creditors, appoints or suffers appointment of an administrator, receiver or trustee over all or substantially all of its property to which this Agreement relates, files a petition under any bankruptcy or insolvency act or has any such petition filed against it which is not dismissed within  [***] days of the filing thereof (each, an “Insolvency Event” and the Party undergoing such Insolvency Event, the “Insolvent Party”), then the other Party may terminate this Agreement effective immediately upon written notice to Insolvent Party.  In the event of a rejection of this Agreement by the Insolvent Party or any trustee thereof under Section 365 of the Bankruptcy Code:

(a)All rights and licenses now or hereafter granted by the Insolvent Party to the other Party under or pursuant to this Agreement, including, for the avoidance of doubt, the licenses granted under Section 3.1, are, for all purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to “intellectual property” as defined in the Bankruptcy Code. Upon the rejection of this Agreement by the Insolvent Party or any trustee thereof, the Insolvent Party, for itself and any successors or assigns, including any trustee, agrees that the other Party, as licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code. The Insolvent Party shall, during the term of this Agreement, create and maintain current copies of all intellectual property licensed under this Agreement.  Each Party acknowledges and agrees that “embodiments” of such intellectual property within the meaning of Section 365(n) include, without limitation, laboratory notebooks, product samples and inventory, research studies and data, all Marketing Applications and Regulatory Approvals and rights of reference therein, of the [***] Manufacturing Technology on the one hand or the LICENSEE [***] Manufacturing Improvement Technology on the other hand, and in either case, the Joint Technology.  If (i) a case under the Bankruptcy Code is commenced by or against the Insolvent Party, (ii) this Agreement is rejected as provided in the Bankruptcy Code, and (iii) the other Party elects to retain its rights hereunder as provided in Section 365(n) of the Bankruptcy Code, the Insolvent Party (in any capacity, including debtor-in-possession) and its successors and assigns (including a trustee) shall:

(i)provide to the other Party all such intellectual property (including all embodiments thereof) in the possession of the Insolvent Party on  terms agreed by the Parties, promptly upon the other Party’s written request.

(ii)not interfere with the non-insolvent Party’s rights under this Agreement, or any agreement supplemental hereto, to such intellectual property (including such embodiments), including any right to obtain such intellectual property (or such embodiments) from another entity, to the extent provided in Section 365(n) of the Bankruptcy Code.

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(b)All rights, powers and remedies of each Party provided herein are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including the Bankruptcy Code) in the event of the commencement of a case under the Bankruptcy Code with respect to the Insolvent Party.  The Parties agree that they intend the following rights to extend to the maximum extent permitted by law, and to be enforceable under Bankruptcy Code Section 365(n) upon any rejection of this Agreement: the right of access on terms agreed by the Parties to any intellectual property (including all embodiments thereof) of the Insolvent Party which is necessary for the Manufacture, use, sale, import or export of Products.

13.5Effects of Material Breach by AGTC in Lieu of Termination.  Notwithstanding anything to the contrary, in the event of any material breach by AGTC of its obligations under this Agreement that remains uncured following the applicable cure period under Section 13.3(b), LICENSEE may elect, in lieu of terminating this Agreement in whole or in part as a result of such material breach, to reduce all further royalty and milestone payments payable by LICENSEE to AGTC under this Agreement, for a Product to which such material breach directly relates, by [***] of the amount otherwise payable to AGTC, after taking into account all applicable reductions set forth in Section 5.4, provided that in no event shall the royalties payable to AGTC under this Section 13.5 with respect to any Product in any Calendar Quarter be less than the sum of (A) the lesser of (a) the total royalty payments payable by AGTC to the Existing Licensors pursuant to the Existing License Agreements for such Product in such Calendar Quarter, and (b) [***] of Net Sales of such Product in such Calendar Quarter and (B) all payments under any AGTC Third Party Agreement that AGTC enters into during the Term and with respect to which LICENSEE has elected to take a sublicense under such AGTC Third Party Agreement pursuant to Section 8.7(b)(i). In the event of a termination by LICENSEE for AGTC’s non-payment pursuant to Section 13.3(b), LICENSEE may credit the amount of the non-payment, together with interest that accrued pursuant to Section 5.10 from the first and any subsequent milestone or royalty payments due to AGTC under this Agreement until such amount is exhausted.

13.6Termination of AGTC Third Party Agreements.  In the event that any AGTC Third Party Agreement is terminated, so long as LICENSEE is not in default of any obligation under this Agreement, LICENSEE shall have rights to obtain a direct license to any AGTC Third Party Agreement to the extent expressly allowed and subject to the terms and conditions as expressly set forth in such AGTC Third Party Agreement.

13.7Effect of Termination.  Unless otherwise agreed in writing, no Party shall be released from any obligation accrued prior to termination or expiration of this Agreement. Upon termination or expiration of this Agreement in whole or with respect to a Selected Gene or a Product:

(a) LICENSEE shall (i) cease using all applicable terminated Products, Materials and [***] Manufacturing Technology and (ii) certify to AGTC within thirty (30) days after termination that LICENSEE has destroyed or returned to AGTC, at AGTC’s sole election, all such items;

(b)any permitted sublicense of either Party shall, at the Sublicensee’s option, survive such termination, provided that the Sublicensee is not in breach of any of its obligations under such sublicense and provided, further, that, in the case of a Sublicensee of LICENSEE, such

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Sublicensee has not initiated or assisted in the initiation or continuation of any LICENSEE Patent Challenge.  In order to effect this provision, at the request of the Sublicensee, the licensor Party shall enter into a direct license with the Sublicensee on substantially the same terms as the sublicense, provided that the licensor Party shall not be required to undertake obligations in addition to those required by this Agreement, and that the licensor Party’s rights under such direct license shall be consistent with its rights under this Agreement, taking into account the scope of the license granted under such direct license; and

(c)the licenses granted to LICENSEE in Section 3.1(b) with respect to such terminated Selected Gene or terminated Product shall terminate.

13.8Survival.  In addition to any other provisions expressly stated in this Agreement to survive expiration or termination of this Agreement, the following sections (and any other sections referenced therein for the corresponding time periods set forth therein) of this Agreement shall survive expiration or termination of this Agreement for any reason: Article I, Article XI, Article XII (for the time periods set forth therein), and Article XIV (other than Section 14.16), and Sections 3.1(c), 3.1(d), 3.3, 3.4, 3.5(c), 3.6, 4.4, 5.6 (solely with respect to record-keeping for activities conducted under this Agreement prior to the effective date of termination), 5.7 (solely with respect to audits of records for activities conducted under this Agreement prior to the effective date of termination), 5.8, 5.9, 5.10, 8.1, 9.5, 9.7, 9.9, 9.10, 10.1, 10.2, 10.3, 10.4, 13.7 and 13.8.

Article XIV
MISCELLANEOUS

14.1Assignment.  Neither this Agreement nor any interest hereunder shall be assignable by either Party without the prior written consent of the other Party, except as follows: (a) either Party may, subject to the terms of this Agreement, assign its rights and obligations under this Agreement by way of sale of itself or the sale of the portion or substantially all of the portion of such Party’s business to which this Agreement relates, through merger, sale of assets and/or sale of stock or ownership interest, provided that such sale is not primarily for the benefit of its creditors and (b) either Party may assign its rights and obligations under this Agreement to any of its Affiliates, provided that the assigning Party shall remain liable for all of its rights and obligations under this Agreement.  The assigning Party shall promptly (and in any event within two (2) Business Days) notify the other Party of any assignment or transfer under the provisions of this Section 14.1. This Agreement shall be binding upon the successors and permitted assigns of the Parties and the name of a Party appearing herein shall be deemed to include the names of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Agreement.  Any assignment not in accordance with this Section 14.1 shall be void. LICENSEE shall not assign this Agreement without the prior written consent of [***], except that LICENSEE may assign this Agreement to an Affiliate or a successor in connection with the merger, consolidation or sale of all or substantially all of its assets or that portion of its business to which this Agreement relates; provided, however, that any permitted assignee agrees in writing to be bound by the terms of this Agreement.

14.2Force Majeure.  Each Party shall be excused from the performance of its obligations under this Agreement to the extent that such performance is prevented by force majeure (defined below)

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and the nonperforming Party as promptly as practicable provides notice of the prevention to the other Party.  Such excuse shall be continued so long as the condition constituting force majeure continues and the nonperforming Party takes Commercially Reasonable Efforts to remove the condition.  For purposes of this Agreement, “force majeure” shall include conditions beyond the control of the Parties, including an act of God, voluntary or involuntary compliance with, or change in, any regulation, law or order of any government, omissions or delays in acting by any Regulatory Authority or other Governmental Authority or from the other Party, war, terrorism, civil commotion, riot, labor strike or lock-out, unavailability of raw materials, embargo, epidemic, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, flood, earthquake, storm or like catastrophe.

14.3	Correspondence and Notices.

(a)Ordinary Notices.  Subject to the provisions of Section 14.3(b), correspondence, reports, documentation and any other communication in writing between the Parties in the course of ordinary implementation of this Agreement shall be delivered by hand, sent by registered or certified mail (return receipt requested) postage prepaid or sent using a nationally recognized express courier service, in each case to the employee or representative of the other Party who is designated by such other Party to receive such written communication.

(b)Extraordinary Notices.  Any notice or notification required or permitted to be provided pursuant to the terms and conditions of this Agreement (including, without limitation, any notice of force majeure, breach, termination, change of address, etc.) shall be in writing and shall be deemed given upon receipt if delivered personally or by facsimile transmission (receipt verified), five (5) days after deposited in the mail if mailed by registered or certified mail (return receipt requested) postage prepaid, or on the next Business Day if sent by overnight delivery using a nationally recognized express courier service and specifying next business day delivery (receipt verified), to the Parties at the following addresses or facsimile numbers (or at such other address or facsimile number for a Party as shall be specified by like notice; provided, however, that notices of a change of address shall be effective only upon receipt thereof):

All correspondence to LICENSEE shall be addressed as follows:

Biogen MA Inc.

225 Binney Street

Cambridge, Massachusetts 02142

Attn:  General Counsel

Fax: (866) 546-2758

with a copy to:

Marc Rubenstein

Ropes & Gray LLP

Prudential Tower, 800 Boylston Street

Boston, MA 02199-3600

Telephone: 617-951-7826

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Facsimile: 617-235-0706

All correspondence to AGTC shall be addressed as follows:

Applied Genetic Technologies Corporation

11801 Research Drive

Suite D

Alachua, Florida 32615

Attn: Larry Bullock, Chief Financial Officer

with a copy to:

Hemmie Chang

Foley Hoag LLP

Seaport West, 155 Seaport Boulevard

Boston, MA 02210-2600

Telephone: 617-832-1175

Facsimile: 617-832-7000

14.4Amendment.  No amendment, modification or supplement of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

14.5Waiver.  No provision of this Agreement shall be waived by any act, omission or knowledge of a Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party.  The waiver by either of the Parties of any breach of any provision hereof by the other Party shall not be construed to be a waiver of any succeeding breach of such provision or a waiver of the provision itself.

14.6Severability.  If any clause or portion thereof in this Agreement is for any reason held to be invalid, illegal or unenforceable, the same shall not affect any other portion of this Agreement, as it is the intent of the Parties that this Agreement shall be construed in such fashion as to maintain its existence, validity and enforceability to the greatest extent permitted by law.  In any such event, this Agreement shall be construed as if such clause of portion thereof had never been contained in this Agreement, and (after negotiation by the parties) there shall be deemed substituted therefor such provision as will most nearly carry out the intent of the Parties as expressed in this Agreement to the fullest extent permitted by applicable law.

14.7Descriptive Headings.  The descriptive headings of this Agreement are for convenience only and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement.

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14.8Export Control.  This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States of America or other countries which may be imposed upon or related to AGTC or LICENSEE from time to time.  Each Party agrees that it will not export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate agency or other governmental entity. Specifically, each Party understands that the Arms Export Control Act (AECA), including its implementing International Traffic In Arms Regulations (ITAR) and the Export Administration Act (EAA), including its Export Administration Regulations (EAR), are some (but not all) of the laws and regulations that comprise the U.S. export laws and regulations. Each Party further understands that the U.S. export laws and regulations include (but are not limited to): (I) ITAR and EAR product/service/data-specific requirements; (2) ITAR and EAR ultimate destination-specific requirements; (3) ITAR and EAR end user-specific requirements; (4) ITAR and EAR end use-specific requirements; (5) Foreign Corrupt Practices Act; and (6) anti-boycott laws and regulations. Each Party will comply with all then-current applicable export laws and regulations of the U.S. Government (and other applicable U.S. laws and regulations) pertaining to the patents and products licensed under the [***] Agreement (including any associated products, items, articles, computer software, media, services, technical data, and other information). Each Party certifies that it will not, directly or indirectly, export (including any deemed export), nor re-export (including any deemed re-export) such patents or products (including any associated products, items, articles, computer software, media, services, technical data, and other information) in violation of U.S. export laws and regulations or other applicable U.S. laws and regulations.

14.9Governing Law.  This Agreement, and all claims arising under or in connection therewith, shall be governed by and interpreted in accordance with the substantive laws of the State of Delaware, without regard to conflict of law principles thereof.

14.10Entire Agreement.  This Agreement, together with all related agreements referenced herein, constitutes and contains the complete, final and exclusive understanding and agreement of the Parties and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements, whether oral or written, between the Parties respecting the subject matter hereof and thereof, including that certain Mutual Confidentiality Agreement between the Parties dated May 27, 2014 which is hereby superseded and replaced in its entirety as of the Effective Date, and any Confidential Information disclosed by the Parties under such Mutual Confidentiality Agreement shall be treated in accordance with the provisions of Article XII.

14.11Independent Contractors.  Both Parties are independent contractors under this Agreement.  Nothing herein contained shall be deemed to create an employment, agency, joint venture or partnership relationship between the Parties hereto or any of their agents or employees, or any other legal arrangement that would impose liability upon one Party for the act or failure to act of the other Party.  Neither Party shall have any express or implied power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.

14.12Counterparts.  This Agreement may be executed in two (2) counterparts, each of which shall be an original and both of which shall constitute together the same document.  Counterparts

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may be signed and delivered by facsimile, each of which shall be binding when received by the applicable Party.

14.13Interpretation.  Except where the context expressly requires otherwise, (a) the use of any gender herein shall be deemed to encompass references to either or both genders, and the use of the singular shall be deemed to include the plural (and vice versa), (b) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” (c) the word “will” shall be construed to have the same meaning and effect as the word “shall,” (d) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (e) any reference herein to any Person shall be construed to include the Person’s successors and assigns, (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Sections or Exhibits shall be construed to refer to Sections or Exhibits of this Agreement, and references to this Agreement include all Exhibits hereto, (h) the word “notice” shall mean notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Agreement, (i) provisions that require that a Party, the Parties or any committee hereunder “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (but excluding e-mail and instant messaging), (j) references to any specific law, rule or regulation, or article, section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof, (k) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), and (l) the term “or” shall be interpreted in the inclusive sense commonly associated with the term “and/or.”

14.14No Third Party Rights or Obligations.  No provision of this Agreement shall be deemed or construed in any way to result in the creation of any rights or obligation in any Person not a Party to this Agreement, provided that each Person indemnified by either Party under Article X is an intended Third Party beneficiary for the sole purpose of enforcing such indemnification.

14.15Remedies Cumulative.  All rights and remedies of each Party under this Agreement will be cumulative and non-exclusive of any other rights or remedies available to such Party at law or in equity or provided for in this Agreement.

14.16Further Actions.  Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

[Signature page follows.]

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IN WITNESS WHEREOF, the Parties have executed this Agreement to be effective as of the Effective Date.

BIOGEN MA INC.	APPLIED GENETIC TECHNOLOGIES CORPORATION
By_/s/ Douglas Williams________________	By_/s/ Susan B. Washer_______________
Name:Douglas Williams, Ph.D. Title: Executive Vice President, Research and Development	Name:Susan B. Washer Title: President and CEO

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[Signature page to Manufacturing License and Technology Transfer Agreement]

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SCHEDULE 1.42

EXISTING LICENSE AGREEMENTS

UFRF/JHU Agreements

1.	Standard Exclusive License Agreement With Sublicensing Terms (A3288), dated October 7, 2003, by and among AGTC, University of Florida Research Foundation, Inc. and Johns Hopkins University
a.	Amendment - November 2004 (First Amendment)
b.	Amendment - December 3, 2004 (Side Letter)
c.	Amendment - February 25, 2009 (Second Amendment)
d.	Amendment - March 30, 2010 (Third Amendment)
e.	Amendment - December 17, 2013 (Fourth Amendment)
f.	Amendment – July 1, 2015 (Omnibus Amendment)
2.	[***] Agreement, dated March 13, 2014, by and among AGTC, University of Florida Board of Trustees and Johns Hopkins University
a.	Amendment – July 1, 2015 (Omnibus Amendment)

UAB Agreements

3.	Non-Exclusive License Agreement with Sublicensing Terms [***], dated January 19, 2006, by and between AGTC and UAB Research Foundation .
a.	Amendment - March 28, 2014 (First Amendment)
b.	Amendment -June 29, 2015 (Second Amendment)
c.	Side Letter -June 29, 2015 (Request Letter)

[***] Agreements

[***]

[***] Agreements

[***]

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SCHEDULE 1.64

[***] MANUFACTURING PATENT RIGHTS

“[***] Manufacturing Patent Rights” has the meaning set forth in Section 1.64 and, as of the Execution Date, consists of the following Patent Rights:

(i) AGTC Owned Patents

[***]

(ii) Co-Owned Patent Rights

[***]

(iii) In-licensed Patents

[***]

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SCHEDULE 1.119

SELECTED GENES

[To be included upon selection.]

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SCHEDULE 3.2

SUBLICENSING RESTRICTIONS

1. [***] Agreement

With respect to [***] Manufacturing Technology sublicensed to LICENSEE pursuant to the [***] Agreement, LICENSEE may grant further sublicenses to such [***] Manufacturing Technology through itself or its Affiliates to Third Parties, provided that each sublicense agreement: (a) shall incorporate by reference the terms and conditions of the [***]Agreement as set forth in this Agreement, (b) shall be consistent with the terms, conditions and limitations of the [***] Agreement, (c) shall name [***] and [***] as intended third party beneficiaries with respect to the indemnification obligations of the Sublicensee, (d) shall include a prohibition from further sublicensing the rights delivered thereunder, and (e) shall comply with the applicable provisions of Section 3.5(d) of this Agreement.  LICENSEE agrees to provide a copy of each executed sublicense agreement to AGTC for delivery to [***] and [***] (which copy may be redacted for LICENSEE’s, its Affiliate’s or any Sublicensee’s confidential information, for information regarding intellectual property that is unrelated to the [***] Manufacturing Patent Rights licensed under the [***] Agreement or other confidential information not necessary for [***] and [***] to ensure compliance with the [***] Agreement).  Notwithstanding anything to the contrary, LICENSEE and any Sublicensee shall be free, without notice or consent, to engage distributors or to sublicense to contractors or collaborators for the purpose of manufacturing, research, development or any other purpose other than granting sublicense rights to commercialize or sell Products to Third Parties, provided that the provisions of this paragraph in this Schedule 3.2 shall be incorporated into each such sublicense agreement.

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SCHEDULE 4.4

THIRD PARTY MATERIALS

(a)

[***] Biological Materials:

[***]

Other [***] Materials:

[***]

(b)

[***] Materials:

[***]

(c)

UF/JHU Materials:

[***]

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SCHEDULE 4.4(C)

[***] RESTRICTIONS

[***]

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SCHEDULE 9.1

MUTUAL DISCLOSURE SCHEDULE

(a) AGTC Disclosures

[***]

(b) LICENSEE Disclosures

[***]

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SCHEDULE 9.2

AGTC DISCLOSURE SCHEDULE

[***]

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